AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 2003
                           REGISTRATION NO. 333-107048
 ===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 3
                                       TO
        FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   __________

                               BIO-ONE CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  NEVADA                                     2833                                 65-0815746
       (State or Other Jurisdiction                   (Primary Standard                        (I.R.S. Employer
    of Incorporation or Organization)       Industrial Classification Code Number)            Identification No.)

                                                                                               ARMAND DAUPLAISE
        1630 WINTER SPRINGS BLVD.                                                         1630 WINTER SPRINGS, BLVD.
      WINTER SPRINGS, FLORIDA 32708                                                      WINTER SPRINGS, FLORIDA 32708
             (407) 977-1005                                                                     (407) 977-1005
     (Address and telephone number                                                       (Name, address, and telephone
     of principal executive offices)                                                      number of agent for service)


                                                        Copies to:
         Clayton E. Parker, Esq.                                                           Ronald S. Haligman, Esq.
        Kirkpatrick & Lockhart LLP                                                        Kirkpatrick & Lockhart LLP
       201 South Biscayne Boulevard                                                      201 South Biscayne Boulevard
                Suite 2000                                                                        Suite 2000
           Miami, Florida 33131                                                              Miami, Florida 33131
        Telephone: (305) 539-3300                                                          Telephone: (305) 539-3300
        Telecopier: (305) 358-7095                                                        Telecopier: (305) 358-7095


         Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 2, 2003


                               BIO-ONE CORPORATION
                        50,000,000 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to 50,000,000 shares of Bio-One's common stock by Cornell Capital Partners, L.P., who will become a stockholder of Bio-One. Please refer to "Selling Stockholder" beginning on page
12. Cornell Capital Partners, the Selling Stockholder, will sell up to 50 million shares of common stock in this offering that it will receive pursuant to the Equity Line of Credit, dated July 25, 2002. Bio-One is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by us.


         The shares of common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock. On November 24, 2003, the last reported sales price of our common stock was $0.08 per share.


         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Pursuant to the Equity Line of Credit, Cornell Capital Partners will pay Bio-One 100% of the market price of our common stock. Cornell Capital Partners is entitled to retain 5% of the proceeds raised by us under the Equity Line of Credit.

         Bio-One engaged Westrock Advisors, Inc. a registered broker-deal, to advise us in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of $10,000, payable by the issuance of 43,479 shares of Bio-One's common stock.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

         Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "BICO."

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 4.


         With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholder will be placed in escrow, trust or any similar account.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is __________, 2003

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY .......................................................     1
THE OFFERING .............................................................     2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION ...............................     3
RISK FACTORS .............................................................     4
FORWARD-LOOKING STATEMENTS ...............................................    10
SELLING STOCKHOLDER ......................................................    11
USE OF PROCEEDS ..........................................................    12
DILUTION .................................................................    13
EQUITY LINE OF CREDIT ....................................................    14
PLAN OF DISTRIBUTION .....................................................    16
MANAGEMENT'S DISCUSSION AND ANALYSIS  OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS .............................................    18
DESCRIPTION OF BUSINESS ..................................................    22
MANAGEMENT ...............................................................    29
DESCRIPTION OF PROPERTY ..................................................    31
LEGAL PROCEEDINGS ........................................................    31
PRINCIPAL SHAREHOLDERS ...................................................    31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...........................    32
MARKET PRICE OF AND DIVIDENDS  ON THE REGISTRANT'S COMMON EQUITY
   AND OTHER SHAREHOLDER MATTERS .........................................    33
DESCRIPTION OF SECURITIES ................................................    34
EXPERTS ..................................................................    36
LEGAL MATTERS ............................................................    36
AVAILABLE INFORMATION ....................................................    36
INDEX TO FINANCIAL STATEMENTS ............................................   F-1


--------------------------------------------------------------------------------

         Our audited financial statements for the fiscal year December 31, 2002, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

         The following Prospectus Summary contains the most material information on Bio-One Corporation. You should read the entire Prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

OUR COMPANY

         Bio-One Corporation, a Nevada corporation, was incorporated on February 24, 1998 to engage in the nutritional supplement marketing and internet consulting business.


         On May 30, 2000, Bio-One entered into a share exchange with Crown Enterprises, Inc., a Florida corporation. Pursuant to the Agreement and Plan of Share Exchange, dated May 30, 2000, Bio-One exchanged 10,000,000 shares of common stock, or 85.47% of our then-current issued and outstanding common stock, in exchange for 100% of the then-current issued and outstanding common stock of Crown Enterprises. The year 2001 was the last full year of operation of Crown Enterprises.


         Pursuant to the Agreement and Plan of Share Exchange, Armand Dauplaise was appointed as Bio-One's President and Chairman of the Board of Directors and Kevin Lockhart was appointed as Bio-One's Secretary and a Director. All of the prior officers and directors of Bio-One resigned pursuant to the Agreement and Plan of Share Exchange. Prior to the share exchange, Messrs. Dauplaise and Lockhart each owned 46%, respectively, of Crown Enterprises.


         We operated Crown Enterprises to pursue its evolving program of microscopic analysis and nutritional supplement sales. Due to limited financing, we could not effectively operate the microscopy and vitamin supplement programs. Differences arose among the members of the Board of Directors as to the proper course of action. The matter was settled by transferring all of the tangible and intangible assets of Crown Enterprises valued at $5,000 to Mr. Lockhart. In exchange, Mr. Lockhart forgave $173,000 in back pay and Bio-One redeemed 1,750,000 shares of Bio-One common stock owned by Mr. Lockhart. Mr. Lockhart also tendered his resignation as an officer, director and employee of the Company, leaving Mr. Dauplaise as our sole officer and director. Crown Enterprises ceased operations effective June 30, 2002.

         Bio-One's focus is to manufacture and market products in the nutritional supplement industry. We believe that the customer base and demands for nutritional supplements is growing significantly. We intend to vertically integrate production, marketing and distribution. On September 11, 2003, our wholly-owned subsidiary, PNLabs, Inc., successfully consummated the acquisition of the assets of Physicians Nutraceutical Laboratories, Inc. The purchased assets included inventory, accounts receivable, office furniture, the rights to the 5 products marketed by Physicians Nutraceutical Laboratories and all rights to the operational business of Physicians Nutraceutical Laboratories. Physicians Nutraceutical Laboratories did not retain any assets. The consideration given for the purchase of the assets of Physicians Nutraceutical Laboratories was a five year, 5% royalty on all monthly net sales of PNLabs. Currently, Physicians Nutraceutical Laboratories' only business activity is to distribute the royalty proceeds to its shareholders. Physicians Nutraceutical Laboratories has agreed that it will not compete with Bio-One, PNLabs or any of our products. Physicians Nutraceutical Laboratories has been in business since 1999 and prior to the sale of its assets it employed five people. PNLabs has retained all five of these people, which include an accounting manager, a general manger, an administrative assistant and 2 office staff personnel. Physicians Nutraceutical Laboratories previously marketed five products: (1) Choless(TM); (2) Choless(TM) Test Kit;
(3) Hormone Health; (4) Arthritis Health; and (5) Basic Essentials Multi-Vitamin. Physicians Nutraceutical Laboratories developed the product formulas and previously marketed these products to healthcare practitioners and retail stores. We intend to continue to market these five products through PNLabs, as well as add new products to our product lines, and further develop a comprehensive marketing plan for all of our products. Our Management believes that the nutritional supplement industry is highly fragmented. We intend to implement a business to attempt to take advantage of the fragmented nature of the nutritional supplement industry. However, in order to implement this business strategy we will need to raise significant working capital. Prior to PNLabs' acquisition of the assets of Physicians Nutraceutical we had no operations, products, customers, supplies, marketing, distribution system or sales. In addition, prior to this acquisition, we generated no revenues, had incurred an operating loss since inception and as of September 30, 2003, have an accumulated deficit of approximately $2.9 million. For the nine months ended September 30, 2002, we had revenues of $20,220. Further prior to the acquisition, we had only one employee and did not own or lease any real property.


         Our principal place of business is located at 1630 Winter Springs Boulevard, Winter Springs, Florida 32708 and our telephone number at that address is (407) 977-1005.

                                  THE OFFERING

         This offering relates to the sale of common stock by Cornell Capital Partners, L.P., which intends to sell up to 50,000,000 shares of common stock to be issued under an Equity Line of Credit Agreement, dated July 25, 2002.

         Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $10 million. Cornell Capital Partners has to date advanced us a total of $1.5 million pursuant to the Equity Line of Credit, which resulted in our issuing 30 million shares of common stock. In order for us to draw down any of the remaining $8.5 million available to us under the Equity Line of Credit, we will have to issue additional shares of our common stock to Cornell Capital Partners. Cornell Capital Partners will purchase the shares of common stock for 100% of the lowest closing bid price of our common stock during the 5 trading days immediately following notice of our intent to make a draw down under the Equity Line of Credit. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price.


         In light of our recent stock price, we have not registered a sufficient number of shares of common stock to draw down the remaining $8.5 million available to us under the Equity Line of Credit. Based on our recent stock price of $0.08, and that we are registering 50 million shares pursuant to the accompanying registration statement, the maximum amount we would be able to draw down on the remaining balance of the Equity Line of Credit equals $4,000,000. At our current stock price of $0.08, we would have to register 106,250,000 million shares of common stock to draw down the entire $8.5 million remaining available to us under the Equity Line of Credit. Our Articles of Incorporation currently authorize Bio-One to issue 100 million shares and, as of November 24, 2003, we have 44,553,996 shares of common stock issued and outstanding. In the event that we may need to register additional shares of common stock to fully utilize the Equity Line of Credit, we will need to obtain shareholder approval to increase our authorized common stock and amend our Articles of Incorporation. On November 6, 2003, we filed a Definitive Proxy Statement with the United States Securities and Exchange Commission with respect to our scheduled Special Meeting of our shareholders on December 11, 2003 to vote on, among other things, an amendment to our Articles of Incorporation to increase our authorized common stock to 500,000,000 shares. We cannot be certain that we will obtain such shareholder approval due to the dilutive effect of the financing arrangement. Further, in the event we desire to draw down any available amounts remaining under the Equity Line of Credit after we have issued the 50 million shares being registered in the accompanying registration statement and assuming we have obtained shareholder approval to increase our authorized common stock, we will have to file a new registration statement to cover such additional shares we will issue for additional draw downs on the Equity Line of Credit.


COMMON STOCK OFFERED                50 million

OFFERING PRICE                      Market price

COMMON STOCK OUTSTANDING            44,553,996 shares
BEFORE THE OFFERING(1)

COMMON STOCK OUTSTANDING            94,553,996 shares
AFTER THE OFFERING(2)

USE OF PROCEEDS                     We will not receive any of the proceeds from
                                    the sale of stock by the selling
                                    stockholder. Any proceeds we receive from the sale of common stock under the Equity
                                    Line of Credit will be used to finance
                                    acquisitions and general working capital purposes. See "Use of Proceeds."

RISK FACTORS                        The securities offered hereby involve a high
                                    degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" and "Dilution."

DIVIDEND POLICY                     We do not intend to pay dividends on our
                                    common stock. We plan to retain any earnings for use in the operation of our business and to find future growth.

OVER-THE-COUNTER                    BICO
BULLETIN BOARD SYMBOL

__________

(1)      Based on shares outstanding as of November 24, 2003.

(2) Assumes that all shares offered under this Prospectus are issued under the Equity Line of Credit.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following is a summary of our Financial Statements, which are included elsewhere in this Prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this Prospectus as well as with our Financial Statements and the notes therewith.


                                                 For The Quarter    For The Year
                                                      Ended             Ended
                                                  September 30,     December 31,
                                                       2003             2002
Statement of Operation Data:                       (Unaudited)        (Audited)
                                                   -----------        ---------
Revenues                                          $    20,220       $    22,220
Cost of goods Sold                                      6,904             9,343
Selling, general and administrative expenses          375,731         1,069,809
Other Income                                              -0-           146,997
Net (loss)                                           (367,198)         (920,447)
Net loss per share - basic and diluted            $     (0.01)      $     (0.07)


                                                  September 30,     December 31,
                                                       2003             2002
Balance Sheet Data:                                (Unaudited)        (Audited)
                                                   -----------        ---------
Cash and cash equivalents                         $   352,702       $    14,752
Total Current Assets                                  480,823            14,752
Property and Equipment                                 23,113             4,099
                                                  -----------       -----------
Total Assets                                      $   503,936       $    18,841
                                                  -----------       -----------

Accounts payable                                       11,764           124,596
Notes Payable                                           3,208            71,008
Accrued Expenses                                       52,375           111,375
Current Installments of Notes Payable                  74,502            74,502
                                                  -----------       -----------
Total current liabilities                         $   252,144       $   381,481
                                                  -----------       -----------

Common stock                                           44,238            18,855
Additional paid-in capital                          3,066,551         1,786,377
Accumulated (deficit)                              (2,858,997)       (2,167,872)
                                                  -----------       -----------
Total stockholders' equity                        $   251,792       $  (362,640)
                                                  -----------       -----------

                                  RISK FACTORS

         WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS


WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE


         We have a history of losses. We have incurred an operating loss since inception and had an accumulated deficit of $2,858,997 as of September 30, 2003. For the years ended December 31, 2002, 2001 and 2000, we incurred a net loss of $920,447, $677,150 and $365,213, respectively. During the nine months ended September 30, 2003, we incurred a net loss of $691,125. We cannot predict the amount of revenues, if any, we may generate as a result of our acquisition of the assets of Physicians Nutraceutical Laboratories, Inc., which we consummated on September 11, 2003. Consequently, we will in all likelihood, have to rely on external financing for all of our capital requirements. Future losses are likely to continue unless we successfully implement our revised business plan, which calls for us to secure both debt and equity financing while aggressively pursuing acquisitions and/or joint ventures with companies in the nutritional supplement industry. Our ability to continue as a going concern will be dependent upon our ability to draw down on the Equity Line of Credit we have established with Cornell Capital Partners. If we incur any problems in drawing down our Equity Line of Credit, we may experience significant liquidity and cash flow problems. If we are not successful in reaching and maintaining profitable operations we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail business operations and will likely result in a lower stock price.



WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS


         We have relied on significant external financing to fund our operations. As of November 24, 2003, we have received a total of $1.5 million under our Equity Line of Credit with Cornell Capital Partners. We received all of these proceeds in fiscal years 2002 and 2003, both periods in which we had no revenues. Prior to our Equity Line of Credit, our officers and directors advanced us approximately $70,000 in 2002 during a period in which we had approximately $20,000 in revenues. As of September 30, 2003, we had $352,702 in cash and cash equivalents and our total current assets were $480,823. Our current liabilities were $252,144. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources. If we are unable to secure additional financing or we cannot draw down on our Equity Line of Credit, we believe that we have sufficient funds to continue operations for approximately three months. We estimate that we will require $720,000 to fund our anticipated operating expenses and approximately $16,000,000 to fund our expansion plans for the next twelve months. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WE MAY NOT BE SUCCESSFUL IN INTEGRATING THE BUSINESS OF PHYSICIANS NUTRACEUTICAL LABORATORIES

         On September 11, 2003, our wholly-owned subsidiary, PNLabs, Inc., acquired substantially all of the assets of Physicians Nutraceutical Laboratories, Inc. The purchased assets included, among other things, the rights to market the 5 products marketed by Physicians Nutraceutical Laboratories and all rights to the operational business of Physicians Nutraceutical Laboratories. We may fail to successfully market our new products and/or integrate the operations of Physicians Nutraceutical Laboratories into Bio-One. The integration of our new operations could place an increasing strain on our management and financial resources. If we fail to integrate the products and operations of Physicians Nutraceutical Laboratories in our business we may be forced to curtail or cease our business operations.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY


         Our common stock is traded on the Over-the-Counter Bulletin Board. Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock is thinly traded compared to larger, more widely known companies in the nutritional supplement industry. Thinly traded common stock can be more volatile than common stock traded in an active public market. The average daily trading volume of our common stock in October 2003 was 304,691 shares. The high and low bid price of our common stock for the last two years has been $0.47 and $0.04, respectively. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.



WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS WHEN NEEDED UNDER THE EQUITY LINE OF CREDIT AND THE PRICE OF OUR COMMON STOCK WILL AFFECT OUR ABILITY TO DRAW DOWN ON THE EQUITY LINE OF CREDIT


         Currently, we are dependent upon external financing to fund our operations. Our financing needs are expected to be provided, in large part, by our Equity Line of Credit. As of November 24, 2003, we have received $1.5 million and issued 30,000,000 shares under the Equity Line of Credit. The amount of each advance under the Equity Line of Credit is subject to an aggregate maximum advance amount equal to $500,000 in any 30-calendar-day period. Because of this maximum advance restriction, we may not be able to access sufficient funds when needed.

         In addition, there is an inverse relationship between the price of our common stock and the number of shares of common stock which will be issued under the Equity Line of Credit. In light of our recent stock price, we have not registered a sufficient number of shares of common stock to draw down the remaining $8.5 million available to us under the Equity Line of Credit. Based on our recent stock price of $0.08, and that we are registering 50 million shares pursuant to the accompanying registration statement, the maximum amount we would be able to draw down on the remaining balance of the Equity Line of Credit equals $4,000,000. At our current stock price of $0.08, we would have to register 106,250,000 million shares of common stock to draw down the entire $8.5 million remaining available to us under the Equity Line of Credit. Our Articles of Incorporation currently authorize Bio-One to issue 100 million shares and, as of November 24, 2003, we have 44,553,996 shares of common stock issued and outstanding. In the event that we may need to register additional shares of common stock to fully utilize the Equity Line of Credit, we will need to obtain shareholder approval to increase our authorized common stock and amend our Articles of Incorporation. On November 6, 2003, we filed a Definitive Proxy Statement with United States Securities and Exchange Commission with respect to our scheduled Special Meeting of shareholders on December 11, 2003, to vote on, among other things, an amendment to our Articles of Incorporation to increase our authorized common stock to 500,000,000 shares. We cannot be certain that we will obtain such shareholder approval due to the dilutive effect of the financing arrangement. Further, in the event we desire to draw down any available amounts remaining under the Equity Line of Credit after we have issued the 50 million shares being registered in the accompanying registration statement and assuming we have obtained shareholder approval to increase our authorized common stock, we will have to file a new registration statement to cover such additional shares we will issue for additional draw downs on the Equity Line of Credit. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources other than our Equity Line of Credit. Therefore, if we are unable to draw down on our Equity Line of Credit, we may be forced to curtail or cease our business operations.



OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

         o        With a price of less than $5.00 per share;
         o        That are not traded on a "recognized" national exchange;
         o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or
         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

         Our success largely depends on the efforts and abilities of Armand Dauplaise, our President and Chairman of the Board of Directors. Mr. Dauplaise has been instrumental in securing our existing financing arrangements. In addition, Mr. Dauplaise's efforts resulted in our acquisition of the assets of Physicians Nutraceutical Laboratories, Inc., in September 2003. Mr. Dauplaise is also primarily responsible for identifying additional acquisition candidates with the assistance of Health Business Partners LLC and undertaking due-diligence investigations. Mr. Dauplaise receives a salary of $120,000 per year and a car allowance pursuant to his employment agreement with Bio-One. The employment agreement is for one year and is renewable annually. The loss of the services of Mr. Dauplaise could materially harm our business because of the cost and time necessary to recruit and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Dauplaise.

         In addition, in order to implement our revised business strategy, we believe that we will need to attract and retain a Chief Financial Officer, a Director of Marketing, a Director of Operations, an Information Technology Officer and additional administrative support staff as our company grows.


WE MAY BE UNABLE TO MANAGE GROWTH

         Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

                  o Respond to the needs of an operating business and be able to fully integrate management and controls to our acquisition of the assets of Physicians Nutraceutical Laboratories, Inc., as well as any future acquisitions; and

                  o Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

         If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

THE ISSUANCE OF PREFERRED STOCK MAY ENTRENCH MANAGEMENT OR DISCOURAGE A CHANGE OF CONTROL

         Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the company or, alternatively, granting the holders of preferred stock such rights as to entrench management. If the holders of our common stock desired to remove current management, it is possible that our Board of Directors could issue preferred stock and grant the holders thereof such rights and preferences so as to discourage or frustrate attempts by the common stockholders to remove current management. In doing so, management would be able to severely limit the rights of common stockholders to elect the Board of Directors.

WE EXPECT INTENSE COMPETITION IN OUR INDUSTRY


         Many of our competitors have significantly greater name recognition and financial and other resources. If we are able to compete effectively against our competitors, we will be forced to curtail or cease our business operations. Our main competitors are NBTY, Rextall Sundown, Natrol, Herbalife and Nutraceuticals. We believe the products that compete with ours, include Cholesterol Success, Cholesterol Free Fish Oil, Complete Balance, Dong Quai, Arthritis Pain Relief and Bone Core, Centrum and ABC Plus. Our market share in the nutrition supplement industry is very small at this time.

OUR INDUSTRY IS SUBJECT TO GOVERNMENT REGULATION

         The manufacturing, processing, formulation, packaging, labeling and advertising of vitamins and other Nutraceutical products are subject to regulation by one or more federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service, the United States Environmental Protection Agency and the Occupational Safety and Health Administration. These activities are also regulated by various agencies of the states and localities, as well as of foreign countries, in which our products may be sold. We may incur significant costs in complying with these regulations. In the event we cannot comply with government regulations affecting our business and products, we may be forced to curtail or cease our business operations.


FUTURE ACQUISITIONS MAY DISRUPT OUR BUSINESS AND DEPLETE OUR FINANCIAL RESOURCES

         Any future acquisitions we make could disrupt our business and seriously harm our financial condition. We intend to consider investments in complementary companies, products and technologies. While we have no current agreements to do so, we anticipate buying businesses, products and/or technologies in the future in order to fully implement our business strategy. In the event of any future acquisitions, we may:

         o issue stock that would dilute our current stockholders' percentage ownership;
         o        incur debt;
         o        assume liabilities;
         o incur amortization expenses related to goodwill and other intangible assets; or
         o        incur large and immediate write-offs.

         The use of debt or leverage to finance our future acquisitions should allow us to make acquisitions with an amount of cash in excess of what may be currently available to us. If we use debt to leverage up our assets, we may not be able to meet our debt obligations if our internal projections are incorrect or if there is a market downturn. This may result in a default and the loss in foreclosure proceedings of the acquired business or the possible bankruptcy of our business.

         Our operation of any acquired business will also involve numerous risks, including:

         o integration of the operations of the acquired business and its technologies or products;
         o        unanticipated costs;
         o        diversion of management's attention from our core business;
         o adverse effects on existing business relationships with suppliers and customers;
         o risks associated with entering markets in which we have limited prior experience; and
         o potential loss of key employees, particularly those of the purchased organizations.

OUR EQUITY CREDIT LINE AGREEMENT COULD HAVE AN ADVERSE EFFECT ON OUR ABILITY TO MAKE ACQUISITIONS WITH OUR COMMON STOCK

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. It may be necessary for our shareholders to approve an increase in our authorized common stock for us to register additional shares of common stock in order to have sufficient authorized shares available to make acquisitions using our common stock. As we issue shares of common stock pursuant to the Equity Credit Line Agreement, we may not have sufficient shares of our common stock available to successfully attract and consummate future acquisitions.

INVESTORS SHOULD NOT RELY ON AN INVESTMENT IN OUR STOCK FOR THE PAYMENT OF CASH DIVIDENDS

         We have not paid any cash dividends on our capital stock and we do not anticipate paying cash dividends in the future. Investors should not make an investment in our common stock if they require dividend income. Any return on an investment in our common stock will be as a result of any appreciation, if any, in our stock price.

THERE ARE NO CONCLUSIVE STUDIES REGARDING THE MEDICAL BENEFITS OF NUTRITIONAL SUPPLEMENTS

         We currently market three products: a multi-vitamin product, a cartilage-building and anti-inflammatory product and the Choless product designed to promote healthy cholesterol and cardiovascular functions formulated to address arthritic problems. Many of the ingredients in our current products, and we anticipate in our future products, will be vitamins, minerals, herbs and other substances for which there is not a long history of human consumption. Although we believe all of our products to be safe when taken as directed by us, there is little experience with human consumption of certain of these product ingredients in concentrated form. In addition, we are highly dependent upon consumers' perception of the safety and quality of our products as well as similar products distributed by other companies, we could be adversely affected in the event any of our products or any similar products distributed by other companies should prove or be asserted to be harmful to consumers. In addition, because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from consumers' failure to consume our products as we suggest or other misuse or abuse of our products or any similar products distributed by other companies could have a material adverse effect on the results of our operations and financial condition.

THE MANUFACTURE AND DISTRIBUTION OF VITAMINS AND OTHER NUTRITIONAL SUPPLEMENTS COULD RESULT IN PRODUCT LIABILITY CLAIMS


         We currently market five products: (1) Choless(TM); (2) Choless(TM) Test Kit; (3) Hormone Health; (4) Arthritis Health; and (5) Basic Essentials Multi-Vitamin. We, like any other retailer, distributor and manufacturer of products that are designed to be ingested, face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. Such claims may include, among others, that our products contain contaminants or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. While we intend to obtain product liability insurance, we may not be able to obtain such insurance at a reasonable cost, or, if available, will be adequate to cover liabilities. We do not anticipate obtaining contractual indemnification from parties supplying raw materials or marketing our products. In any event, any such indemnification if obtained will be limited by our terms and, as a practical matter, to the creditworthiness of the indemnifying party. In the event that we do not have adequate insurance or contractual indemnification, product liabilities relating to defective products could have a material adverse effect on our operations and financial conditions.


POTENTIAL EFFECT OF ADVERSE PUBLICITY

         We believe the growth experienced by the nutritional supplement market is based in part on national media attention regarding scientific research suggesting potential health benefits from regular consumption of certain vitamins and other nutritional products. Such research has been described in major medical journals, magazines, newspapers and television programs. The scientific research to date is preliminary.

         In the future, scientific research and/or publicity may not be favorable to the nutritional supplement market or any particular product, or may be inconsistent with earlier favorable research or publicity. Future reports of research that are perceived as less favorable or that question such earlier research could have a material adverse effect on our operations and financial condition. Because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of our products or any similar products distributed by other companies could have a material adverse effect on our operations. Such adverse publicity could arise even if the adverse effects associated with such products resulted from consumers' failure to consume such products as directed. In addition, we may not be able to counter the effects of negative publicity concerning the efficacy of our products. Any such occurrence could have a negative effect on our operations.

ANY FUTURE ACQUISITIONS WILL HAVE TO DEVELOP NEW PRODUCTS IN ORDER TO KEEP PACE WITH CHANGING CONSUMER DEMANDS

         The dietary supplement industry is highly competitive and characterized by changing consumer preferences and continuous introduction of new products. Our goal is to expand our portfolio of dietary supplement products through acquisition of existing companies and/or products serving niche segments of the industry. New products must be introduced in a timely and regular basis to maintain distributor and consumer interest and appeal to varying consumer preferences.

         We believe that any future success of our company will depend, in part, on our ability to anticipate changes in consumer preferences and acquire, manage, develop and introduce, in a timely manner, new products that adequately address such changes. If we are unable to develop and introduce new products or if our new products are not successful, our sales may be adversely affected as customers seek competitive products. In addition, our introduction or our announcement of new products could result in a reduction in sales of our existing products, requiring us to carefully manage product introductions in order to minimize disruption in sales of our existing products. Any reduction in purchases or consumption of our existing products could have a material adverse effect on our business, operating results and financial condition.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS


         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Some of our shareholders, including officers and directors are the holders of "restricted securities". These restricted securities may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. As of November 24, 2003, 3,630,000 shares of our common stock are deemed restricted.


         Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 50 million shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the sale to the investor under the terms of the Equity Line of Credit agreement.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT


         The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. At our current stock price of $0.08, we would have to issue 106,250,000 shares of common stock to draw down the entire $8.5 million remaining available to us under the Equity Line of Credit. These shares would represent approximately 238.5% of our outstanding common stock upon issuance. In the event that we need to issue 106,250,000 million shares to fully utilize our Equity Line of Credit, we would have to obtain shareholder approval to amend our Articles of Incorporation to increase our authorized commons tock above the current 100 million shares authorized. On November 6, 2003, we filed a Definitive Proxy Statement with the United Sates Securities and Exchange Commission with respect to our scheduled Special Meeting of our shareholders on December 11, 2003 to vote, among other things, on an amendment to our Articles of Incorporation to increase our authorized common stock to 500,000,000 shares. We cannot be certain that we will obtain such shareholder approval due to dilutive effect of the financing arrangement.


THE SELLING STOCKHOLDER INTENDS TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholder intends to sell in the public market the shares of common stock being registered in this offering. That means that up to 50 million shares of common stock, the number of shares being registered in this offering may be sold. Such sales may cause our stock price to decline.

THE SALE OF MATERIAL AMOUNTS OF COMMON STOCK UNDER THE ACCOMPANYING REGISTRATION STATEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES

         The significant downward pressure on our stock price caused by the sale of a significant number of shares under the Equity Line of Credit could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock. Cornell Capital Partners can cover any short positions only with shares received from us under the Equity Line of Credit.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

         We are registering 50 million shares of common stock in this offering. These shares represent 50% of our authorized capital stock and would upon issuance represent approximately 55% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on Bio-One in an election of directors.

                           FORWARD-LOOKING STATEMENTS

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

         This Prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

         The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to make acquisitions on a timely basis, that we will retain the acquiree's customers, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

                               SELLING STOCKHOLDER

         The following table presents information regarding the selling stockholder. The selling stockholder has never held a position or office, or had any other material relationship, with Bio-One, except as follows:

         Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit. Pursuant to the Equity Line of Credit, Cornell Capital Partners has agreed to purchase up to $10.0 million of common stock from us. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors makes the investment decisions on behalf of Yorkville Advisors. Neither Cornell Capital Partners, nor its agents has a short position or has had a short position at any time since the Equity Line of Credit was executed on July 25, 2002.

                                                                Percentage of                                   Percentage of
                                                                 Outstanding                                     Outstanding
                                                  Shares           Shares        Shares to be       Shares         Shares
                                               Beneficially     Beneficially    Acquired Under    to be Sold    Beneficially
                                               Owned Before     Owned Before      the Line of       in the       Owned After
Selling Stockholder                            Offering (1)     Offering (2)        Credit         Offering       Offering
-------------------                            ------------     ------------        ------         --------       --------

Cornell Capital Partners, L.P.                      --               --            50,000,000      50,000,000         0%


______________

(1) Applicable percentage of ownership is based on 44,553,996 shares of common stock outstanding as of November 24, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of November 24, 2003 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of November 24, 2003 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                                 USE OF PROCEEDS

         This Prospectus relates to shares of our common stock that may be offered and sold from time to time by Cornell Capital Partners. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Equity Line of Credit, which we intend to use for general working capital purposes, including, among other things, funding anticipated future acquisitions. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 100% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 consecutive trading days immediately following an advance date.

         We have received a total of $1.5 million and have issued 30 million shares to Cornell Capital Partners pursuant to the Equity Line of Credit. These shares were previously registered pursuant to a registration statement declared effective by the Securities and Exchange Commission on September 3, 2002. We currently have approximately $350,000 in cash or cash equivalents on hand and have utilized the remaining $1,200,000 for the following purposes:

         Investment Banking:                                   $217,000
         Consultants:                                          $189,000
         Legal and Accounting:                                 $162,906
         Acquisition Deposits:                                 $ 53,000
         Investor Relations:                                   $ 79,900
         Repayment of Loan:*                                   $ 73,402
         Operating Expenses:**                                 $324,192
         Acquisition Development:                              $100,000

_____________

* Represents amounts repaid to Mr. Dauplaise pursuant to certain stockholder loans.

** Includes salaries, taxes, insurance, travel, filing fees, utilities and related expenses.

         If we are able to draw down the remaining $8.5 million, we will receive net proceeds of approximately $8 million. We anticipate using the proceeds we receive under the Equity Line of Credit for general working capital, as well as to assist in the financing of any future acquisitions. Based on the current price of our common stock, we will not be able to draw down the entire Equity Line of Credit. Based on our recent stock price of $0.08, we would receive approximately $3.8 million out of a total available of $8.5 million remaining under the Equity Line of Credit if we issue all 50 million shares being offered in this Prospectus.


DETERMINATION OF OFFERING PRICE

         The price at which the shares may actually be sold will be determined by the market price of the common stock as of the date of sale by Cornell Capital Partners.


DIVIDEND POLICY

         It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant. We do not contemplate or anticipate paying any dividends on the common stock in the foreseeable future.

                                    DILUTION


         The net tangible book value of Bio-One as of September 30, 2003 was $251,792 or $0.0057 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Bio-One (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholder and none of the proceeds will be paid to Bio-One, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.08 per share.

         If we assume that Bio-One had issued 121,428,571 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.08 per share (i.e., the maximum number of shares needed in order to raise a total of $8.5 million available under the Equity Line of Credit), less a retention fee of $425,000 and offering expenses of $85,000, our net tangible book value as of September 30, 2003 would have been $8,241,792 or $0.0548 per share. However, Bio-One's current Articles of Incorporation only authorize he issuance of 100 million shares of common stock. In order to issue the number of shares used in this example Bio-One would have to obtain shareholder approval to amend our Articles of Incorporation to increase our authorized common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0491 per share and an immediate dilution to new stockholders of $0.0252 per share. The following table illustrates the per share dilution:


Assumed public offering price per share                                      $   0.08
Net tangible book value per share before this offering       $   0.0057
Increase attributable to new investors                       $   0.0491
Net tangible book value per share after this offering                        $ 0.0548
Dilution per share to new stockholders                                       $ 0.0252



         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:


             Assumed            No. of Shares to be     Dilution Per Share to
         Offering Price              Issued(1)              New Investors
              $0.08                106,250,000                 $0.0252
              $0.05                170,000,000                 $0.0115
              $0.03                283,333,333                 $0.0048
              $0.01                850,000,000                 $0.0362


_____________

(1) Bio-One is registering 50,000,000 shares of common stock under the Equity Line of Credit.

                              EQUITY LINE OF CREDIT

         Pursuant to the Equity Line of Credit dated July 25, 2002, we may, at our discretion, periodically issue and sell shares of our common stock for a total purchase price of $10.0 million. We have already received $1.5 million pursuant to this Equity Line of Credit and issued 30 million shares. We are registering an additional 50 million shares in the accompanying registration statement. Unless there is a significant increase in the price of our common stock, it is unlikely that we will be able to utilize the remaining $8.5 million available under the Equity Line of Credit without filing an additional registration statement registering more shares. If we request further advances under the Equity Line of Credit, Cornell Capital Partners will purchase shares of common stock of Bio-One for 100% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the advance notice date. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the market price. This prospectus relates to the shares of common stock to be issued to Cornell Capital Partners under the Equity Line of Credit. Cornell Capital Partners cannot transfer its interest in the Equity Line of Credit to any other person.


         We previously registered a total of 30 million shares of our common stock for Cornell Capital Partners pursuant to a Registration Statement (No. 333-98769) which was declared effective by the United States Securities and Exchange Commission. We have issued a total of 30 million shares of common stock pursuant to this equity credit line.

         We will not receive any further advances pursuant to the Equity Line of Credit until the accompanying registration statement is declared effective by the Securities and Exchange Commission. Based on our current stock price of $0.08, we would receive approximately $3.8 million out of a total available of $8.5 million remaining under the Equity Line of Credit. Our current Articles of Incorporation authorize us to issue 100 million shares of common stock. On November 6, 2003, we filed a Definitive Proxy Statement with the United Sates Securities and Exchange Commission with respect to our scheduled Special Meeting of our shareholders to vote, among other things, on an amendment to our Articles of Incorporation to increase our authorized common stock to 500,000,000 shares. Upon the issuance of the 50 million shares being sold pursuant to this Prospectus, we will have approximately 94.5 million shares issued and outstanding. As a result, if we need to issue more than 50 million shares to draw down the entire $8.5 million available under the Equity Line of Credit, we will have to obtain shareholder approval to amend our Articles of Incorporation to increase our authorized common stock and file a new registration statement covering any additional shares.


         ADVANCES. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit.

         MECHANICS. We may, at our discretion, request advances from Cornell Capital Partners by written notice, specifying the amount requested up to the maximum advance amount. A closing will be held 5 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. We have the ability to determine when and if we desire to draw an advance.

         COMMITMENT PERIOD. We may request an advance at any time during the commitment period. The commitment period begins on the date the Securities and Exchange Commission first declares the accompanying registration statement effective. The commitment period expires on the earliest to occur of (i) the date on which Cornell Capital Partners has made advances totaling $10.0 million or (ii) two years after the effective date of the accompanying registration statement.

         MAXIMUM ADVANCE AMOUNT. We may not request advances in excess of a total of $10.0 million. (The $10.0 million total advance includes $1.5 million previously advanced plus up to $8.5 million which may be issued as a result of the effective date of the accompanying registration statement.) The maximum amount of each advance is equal to $175,000.00. In addition, in no event shall the number of shares issuable to Cornell Capital Partners cause it to own in excess of 9.9% of the then outstanding shares of common stock of Bio-One.

         NUMBER OF SHARES TO BE ISSUED. We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of common stock that will be issued using certain assumptions. Based upon the current offering price of our common stock, we are not registering a sufficient number of shares of common stock to draw down on the remaining $8.5 million available under the Equity Line of Credit. You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares of our common stock to be issued to Cornell Capital Partners, under the Equity Line of Credit, at various prices.

Purchase Price:                                                $0.08            $0.05             $0.03            $0.01
Number Of Shares Required To Draw Down Remaining
  $8.5 Million Under The Equity Line Of Credit(1):       106,250,000(2)   170,000,000(2)    283,333,333(2)   850,000,000(2)
Total Outstanding(3):                                    129,553,996(2)   214,553,996(2)    327,887,329(2)   894,553,996(2)
Percent Outstanding(4):                                        65.61%           79.23%            86.41%           95.02%

_____________

(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners, under each scenario as a percentage of the total amount outstanding under such scenario.
(2) Our current Articles of Incorporation do not permit us to issue more than 100 million shares of common stock. As a result, unless there is an amendment to our articles, we would be unable to entirely draw down on our Equity Line of Credit without a significant increase in the price of our common stock.
(3) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners.
(4) Represents the shares of common stock to be issued to fully draw down on the remaining $8.5 million available under the Equity Line of Credit as a percentage of the total number shares outstanding.

         In addition to showing the inverse relationship, the above table also shows that the issuance of shares under the Equity Line of Credit may result in a change of control. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of Bio-One by electing its or their own directors.

         REGISTRATION RIGHTS. We granted to Cornell Capital Partners certain registration rights. The registration statement accompanying this Prospectus will register such shares upon effectiveness. The cost of this registration will be borne by us. We previously registered a total of 30 million shares of our common stock which were issued to Cornell Capital Partners.

         NET PROCEEDS. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $85,000 consisting primarily of professional fees incurred in connection with registering 50 million shares in this offering. In addition, we are obligated to pay an underwriting discount to Cornell Capital Partners equal to 5% of each advance.

         USE OF PROCEEDS. We intend to use the net proceeds received under the Equity Line of Credit for general corporate purposes, as well as any future acquisitions. Please see "Use of Proceeds."

                              PLAN OF DISTRIBUTION


         Cornell Capital, the selling stockholder, has advised us that the sale or distribution of Bio-One's common stock owned by the selling stockholder may be effected directly to purchasers by the selling stockholder or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of Bio-One's shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of Bio-One's shares of common stock are quoted. Any transferees and pledges will be identified by a post-effective amendment to the accompanying registration statement. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholder or by agreement between the selling stockholder and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholder effects such transactions by selling their shares of Bio-One's common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). Any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.


         Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit agreement. Cornell Capital Partners, L.P. will pay Bio-One 100% of the lowest closing bid price of Bio-One's common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by Bio-One under the Equity Line of Credit, plus a one-time commitment fee of 1,478,261 shares of common stock which were previously issued to Cornell Capital Partners' designees. The 5% retainage and the commitment fee are underwriting discounts. In addition, Bio-One engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 43,479 shares of Bio-One's common stock.

         Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in Bio-One's stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing Bio-One's common stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, as well as retention of 5% of the gross proceeds received under the Equity Line of Credit. In addition, Bio-One engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 43,479 shares of Bio-One's common stock. The estimated offering expenses consist of: a SEC registration fee of $350, printing expenses of $5,000, accounting fees of $20,000, legal fees of $40,000 and miscellaneous expenses of $19,650. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock of Bio-One while such selling stockholder is distributing shares covered by this Prospectus. Accordingly, except as noted below, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from Bio-One under the Equity Line of Credit. The selling stockholder is advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF BIO-ONE AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         We believe that the key to our growth and future viability as an operating company will be to effectively implement our acquisition strategy. We must be able to selectively identify from the thousands of companies manufacturing, marketing and distributing vitamins and other nutritional supplements those, which can meet the parameters we establish for sales and earnings. We will not ignore those companies with poor earnings if we identify a reason for their poor showing. Earnings may be poor for a number of reasons including poor management, poor marketing, the inability to establish a successful sales team or establish a cost effective distribution network. By vertically integrating the manufacturing, marketing and distribution chain, we believe that we will be able to take advantage of economies of scale not otherwise available. Our principle goal will be to acquire and operate at least one high-level manufacturing business and several marketing companies that fit the strict criteria we established. Management believes that the nutritional supplement market is ripe for selective consolidation. When market valuations support it, we believe that consolidation by aggregation is the most profitable approach. We believe that these conditions apply today in the consumer health care industry and specifically within the nutritional supplements segment.


         We have just begun to implement our strategy on September 11, 2003, our wholly-owned subsidiary, PNLabs, Inc., successfully consummated the acquisition of substantially all of the assets of Physicians Nutraceutical Laboratories, Inc. from Physicians Nutraceutical Laboratories. PN Labs was formed for the purpose of acquiring the assets of Physicians Nutraceutical Laboratories. The purchased assets included inventory, accounts receivable, office furniture, the rights to the 5 products marketed by Physicians Nutraceutical Laboratories and all rights to the operational business. Physicians Nutraceutical Laboratories did not retain any assets. The consideration given for the purchase of the assets of Physicians Nutraceutical Laboratories was a five year, 5% royalty on all monthly net sales of PNLabs. Currently, Physicians Nutraceutical Laboratories' only business activity is to distribute these royalty proceeds to its shareholders. Physicians Nutraceutical Laboratories has agreed that it will not compete with Bio-One, PNLabs or any of our products. Physicians Nutraceutical Laboratories has been in business since 1999 and prior to the acquisition it employed five people. PNLabs has retained all five of these people, which include an accounting manager, a general manger, an administrative assistant and 2 office staff personnel. Based on the product line that we acquired from Physicians Nutraceutical Laboratories, we believe that there is potential for growth. We believe that Physicians Nutraceutical Laboratories' operations were hampered by limited working capital for both product development and marketing. Assuming we secure the required financing, we believe that this acquisition represents the first step to implementing our business strategy. Physicians Nutraceutical Laboratories previously marketed five products: (1) Choless(TM); (2) Choless(TM) Test Kit; (3) Hormone Health; (4) Arthritis Health; and (5) Basic Essentials Multi-Vitamin. Physicians Nutraceutical Laboratories developed the product formulas and previously marketed these products to healthcare practitioners and retail stores. These products are now marketed through our wholly-owned subsidiary, PNLabs, Inc. We believe that the customer base and demands for nutritional supplements is growing significantly. We intend to continue to market these five products through PNLabs, as well as add new products to our product lines, and further develop a comprehensive marketing plan for all of our products.

         The acquisition by our wholly-owned subsidiary, PNLabs, of substantially all of the assets of Physicians Nutraceutical Laboratories requires us to pay a five year royalty to Physicians Nutraceutical Laboratories equal to 5% of the net monthly sales of PNLabs and committed us to immediately use $50,000 for working capital. Further, pursuant to our agreement with Physicians Nutraceutical Laboratories, up to an additional $1.4 million of development capital may be committed depending on future operating results. The $1.4 million of development capital is at the rate of $50,000 per month during September through December 2003. Then at the rate of $100,000 per month during January through December 2004, subject to the business operating according to its projections for revenues and profits. The development capital is being allocated to develop products distribution channels for direct mail, infomercials, e-commerce, retail, radio, and a physician's network. The audited numbers for Physicians Nutraceutical Laboratories indicate revenues for 2002 of approximately $800,000. The value of the assets that we have acquired has been set at approximately $108,000.

         The table below compares revenues, total expenses and net loss of Physicians Nutraceutical Laboratories for the six months ended June 30, 2003, and the years ended December 31, 2002 and 2001, respectively.


      Period                           Revenues     Total Expenses     Net Loss
      ------                           --------     --------------     --------

Six Months ended
June 30, 2003 (unaudited)             $  505,088      $  720,243      $  215,155

Year ended December 31,
2002 (unaudited)                      $  807,229      $  973,560      $  166,331

Year ended December 31,
2002 (audited)                        $  309,861      $1,274,774      $  964,913


         In the future, we anticipate using our common stock to finance acquisitions and retaining cash for working capital purposes. However, it is likely that future acquisition candidates will require cash compensation as part of the sale. As such, our acquisition strategy will, to a certain extent, be dependent on our ability to secure additional financing from Cornell Capital Partners or other sources. If we are not able to secure the additional financing or we are unable to draw down on the entire $10 million in financing, it is highly unlikely that we will be able to implement our acquisition strategy. In addition, we have signed an agreement with Investors Corporation that provides for a $10 million term loan facility and a $6 million revolving line of credit. The combination of our Equity Line of Credit, the term loan facility and revolving loan facility should enable us to pursue our acquisition strategy.



RESULTS OF OPERATIONS FOR THE THREE-MONTH PERIOD ENDED SEPTEMBER 30, 2003, AS COMPARED TO THE THREE-MONTH PERIOD ENDED SEPTEMBER 30, 2002

         NET SALES. For the three months ended September 30, 2003, we had net sales of $20,220, as compared to net sales of $0 for the three months ended September 30, 2002, an increase of $20,220. This increase is primarily attributable to the acquisition by our wholly-owned subsidiary, PNLabs, Inc., in September 2003, of substantially all of the assets of Physicians Nutraceutical Laboratories, Inc. Net sales for the three months ended September 30, 2003, is comprised of sales of five products: (1) Choless(TM); (2) Choless(TM) Test Kit;
(3) Hormone Health; (4) Arthritis Health; and (5) Basic Essentials
Multi-Vitamin.

         COST OF GOODS SOLD. For the three months ended September 30, 2003, we had cost of goods sold of $6,904, as compared to cost of goods sold of $0 for the three months ended September 30, 2002, an increase of $6,904. This increase is primarily attributable to the third-party manufacturing costs incurred by our wholly-owned subsidiary, PNLabs, Inc., in connection with the marketing and sales of the nutritional supplement products acquired when PNLabs, Inc., purchased substantially all of the assets of Physicians Nutraceutical Laboratories, Inc., in September 2003.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. For the three months ended September 30, 2003, we incurred selling, general and administrative expenses of $375,731, as compared to selling, general and administrative expenses of $608,751 for the three months ended September 30, 2002, a decrease of $233,020 or 38.3%. This decrease is primarily attributable to the sale of the Crown Enterprises "Live Blood Cell Analysis" program to a former shareholder and director of our Company.

         OPERATING INCOME (LOSS). For the three months ended September 30, 2003, we incurred an operating loss of $362,415, as compared to an operating loss of $608,751 for the three months ended September 30, 2002, a decrease of $246,336 or 40.5%. This decrease is primarily attributable to our decrease in selling, general and administrative expenses and our increase in net sales, respectively, for the three months ended September 30, 2003 and the sale of the Crown Enterprises "Live Blood Cell Analysis" program to a former shareholder and director of the Company.


RESULTS OF OPERATIONS FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2003, AS COMPARED TO THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2002

         REVENUES. For the nine months ended September 30, 2003, we had net sales of $20,220, as compared to net sales of $22,220 for the nine months ended September 30, 2002, a decrease of $2,000 or 9.0%. This decrease is primarily attributable to our transition from selling the "Live Blood Cell Analysis" testing services and selected nutritional supplements to marketing and selling the nutritional supplement products that were acquired in September 2003, when our wholly-owned subsidiary, PNLabs, Inc., purchased substantially all of the assets of Physicians Nutraceutical Laboratories, Inc.

         COST OF GOODS SOLD. For the nine months ended September 30, 2003, we had cost of goods sold of $6,904, as compared to cost of goods sold of $9,343 for the nine months ended September 30, 2002, a decrease of $2,439 or 26.1%. This decrease is primarily attributable to our transition from selling the "Live Blood Cell Analysis" testing services and selected nutritional supplements to the third-party manufacturing expenses incurred by our wholly-owned subsidiary, PNLabs, Inc., with respect to the nutritional supplement products that it acquired in September 2003, when it purchased substantially all of the assets of Physicians Nutraceutical Laboratories, Inc.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. For the nine months ended September 30, 2003, we incurred selling, general and administrative expenses of $691,659, as compared to selling, general and administrative expenses of $914,260 for the nine months ended September 30, 2002, a decrease of $222,601 or 24.3%. This decrease is primarily attributable to and the sale of the Crown Enterprises "Live Blood Cell Analysis" program to a former shareholder and director of the Company.

         OPERATING INCOME (LOSS). For the nine months ended September 30, 2003, we incurred an operating loss of $678,343, as compared to an operating loss of $901,383 for the nine months ended September 30, 2002, a decrease of $223,040 or 24.7%. This decrease is primarily attributable to our decrease in selling, general and administrative expenses for the nine months ended September 30, 2003 and the sale of the Crown Enterprises "Live Blood Cell Analysis" program to a former shareholder and director of the Company.


RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002, AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2001

         REVENUES. For the year ended December 31, 2002, we had net sales of $22,220, as compared to net sales of $82,943 for the year ended December 31, 2001, a decrease of $60,723 or 73.2%. This decrease is primarily attributable to the sale of Crown Enterprises' "Live Blood Cell Analysis" program to a former shareholder and director of our Company.

         COST OF GOODS SOLD. For the year ended December 31, 2002, we had cost of goods sold of $9,343, as compared to cost of goods sold of $39,698, a decrease of $30,355 or 76.5%. This decrease is attributable to the sale of Crown Enterprises' "Live Blood Cell Analysis" program to former shareholder and director of our Company. The year ended December 31, 2002 was the last full year that we had operations of Crown Enterprises, which engaged in a Microscopy Live Blood Cell Program. Crown Enterprises ceased operations as of June 30, 2002.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. For the year ended December 31, 2003, we had total selling, general and administrative expenses of $1,069,809, as compared to $710,977 for the year ended December 31, 2001, an increase of $358,832 or 50.5%. This increase is primarily attributable to the change in our focus away from the Crown Enterprises business plan and the additional professional fees we incurred as a result of such transition. For the year ended 2002, some of the areas which we have identified as selling, general and administrative expenses include: legal and accounting fees totaling $104,000, consulting fees payable to Health Business Partners $72,000, fee paid to Cornell Capital $360,000, business consulting fees of $181,000, accrued compensation during this period totaled $150,700 and salaries totaled $48,092. We incurred a rental charge of $12,563, auto expenses totaling $28,424, travel and entertainment, $10,087, filing fees of $15,000 and various other charges totaling approximately $31,000.

         OPERATING INCOME (LOSS). For the year ended December 31, 2002, we incurred an operating loss of $920,477, as compared to $677,150 for the year ended December 31, 2001, an increase of $243,327 or 35.9%. This increase is primarily attributable the change in our focus away from the Crown Enterprises business plan and the additional professional fees we incurred as a result of such transition.


FINANCIAL RESOURCES AND LIQUIDITY


         As of September 30, 2003, we had cash and other current assets totaling $480,823 as compared to $14,752 as of December 31, 2002 and $50,928 for December 31, 2001. The significant increase in our cash position is directly attributable to our decision to draw down a portion of our Equity Line of Credit with Cornell Capital Partners. As of September 30, 2003, we had approximately $23,113 in property and equipment as compared to $4,099 as of December 31, 2002 and $18,242 in furniture and equipment as of December 31, 2001.

         Since establishing our Equity Line of Credit, we have been able to draw down advances to pay off existing payables. Between December 31, 2002 and September 30, 2003 we were able to discharge approximately $124,596 in liabilities including $63,000 to Health Business Partners, legal fees of $29,000, $16,000 payable to Bernard Shinder, $11,000 in accrued auto expense payable to Mr. Dauplaise and $4,500 for accrued products. The satisfaction of these liabilities is directly attributable to our decision to draw down on the Equity Line of Credit. Between September 2002 and July 2003, we drew down $1,415,000 pursuant to the terms of our Equity Line of Credit. Of this amount, we used $1,062,798 and as of September 30, 2003, we had cash-on-hand of $352,702.

         As of September 30, 2203 our total current liabilities were $252,144, consisting primarily of $11,764 in accounts payable, $74,502 representing the current installment of notes payable, accrued expenses of $52,375, $3,208 in shareholder loans and $110,295 of other payables.

         In the absence of outside financing and without any consideration as to the financial requirements incurred as a result of our acquisition of the assets of Physicians Nutraceutical Laboratories, we believe that we have sufficient cash to operate for approximately three to four months.

         In order for us to pursue other acquisitions and reduce our reliance on our Equity Line of Credit, we have signed an agreement with Investors Corporation that provides for a $10 million term loan facility and a $6 million revolving line of credit and provides us with greater flexibility in structuring acquisitions. These funds should be available to us to assist in future acquisitions subject to Investors Corporation's completion of their due diligence with each transaction. The specific funding requirements will be based on the acquisition candidate.


         It is contemplated that the revolving loan facility of $6 million will be based upon up to 85% of the accounts receivable financing and up to 50% of the value of furnished goods inventory and work in progress of the acquisition candidate.


         The $10 million term loan facility contemplates advances of up to $10 million or 90% of net liquidation, net of expense, per appraisal with repayment terms of any funds advanced under the term loan facility based upon a term of 48 months with payments monthly at 3% above the prime rate. Investors Corporation may file first security liens against any funds advanced.


         We will incur a fee of 1.5% of any monies advanced with a service fee of $1,000 per month for each month during the term of the agreement. The proposal submitted by Investors Corporation is not a commitment to lend. Rather, it is subject to satisfactory completion of any field examinations, which Investors Corporation deems relevant.

         If we choose to utilize this funding, we will incur additional expenses and reporting obligations. Investors Corporation may require us to maintain a minimum tangible net worth and provide them with monthly financial reports.

                             DESCRIPTION OF BUSINESS


OUR BUSINESS

         We are seeking to become a leading manufacturer and marketer of brand name nutritional supplements sold through multiple distribution pipelines. Our success will be dependent on our ability to acquire companies in the nutritional supplement field and to effectively integrate their operations. Until our acquisition of the assets of Physicians Nutraceutical Laboratories, Inc. in September 2003, we had no operations, products, customers, suppliers, or marketing and sales distribution system. With the acquisition of the assets of Physicians Nutraceutical Laboratories, Inc. we now have a total of six employees and our wholly-owned subsidiary, PNLabs, Inc., has assumed the leasehold obligation of Physicians Nutraceutical Laboratories, Inc. Our strategy will be dependent upon our successfully acquiring manufacturing, marketing and distribution companies currently engaged in various aspects of this industry.

THE NUTRITIONAL SUPPLEMENT INDUSTRY


         As the "baby boomer" population ages and life expectancies and discretionary income increases, we believe that more emphasis is being placed on the quality of a person's health and wellness. People want to live well as they live longer. We believe that this will have a disproportionate effect on health care expenditure and even more so on nutritional supplement sales, because of the popularity of those products with older people. It is estimated that the population of those 65 years and older will double to nearly 25% of the U.S. population by the year 2030. It is documented that elders who take nutritional supplements have higher intakes of vitamins and minerals and are more likely to meet the recommended dietary allowance for many vitamins and minerals.

         A related trend is the growth in use of complementary and alternative medicine services. A powerful recent trend has been the establishment of so-called Integrative Medicine practices, in which practitioners use both traditional and alternative methods. A central feature of complementary and alternative medicine and integrative medicine is a search for alternatives to drug therapy and in many cases this leads practitioners to recommending and in some cases selling nutritional supplements. We believe this trend, which is driven by consumer demand will further reinforce the growth in sales of consumer health products such as nutritional supplements.

         Not all product categories within nutritional supplements are of equal interest. While vitamin sales should not be overlooked, we believe that the real growth in the future is likely to be in products developed to address a particular health condition or to enhance performance. Bio-One intends to focus upon specialty supplements, which require superior scientific research and product development expenditure, but which also command the industry's most attractive margins. Vitamins and other nutritional supplements are sold primarily through six channels of distribution: health food stores, drug stores, supermarkets and other grocery stores, discount stores, mail order and direct sales organizations.

         The domestic nutritional supplement industry is highly fragmented with a large number of small competitors involved in manufacturing and marketing vitamins and other nutritional supplement products to health food retailers and distributors. Most of these companies are relatively small businesses operating on a local or regional basis. If we acquire a manufacturing facility and several of these small local or regional firms, we believe that will then have the foundation to move forward with our business strategy. Our strategy is to increase sales and profits by acquiring companies, which we anticipate will allow us on a combined basis to become a recognized name in the growing vitamin and nutritional supplement field. We intend to meet these objectives by targeting companies which management believes are undervalued. We will rely on our consultant, Health Business Partners, as well as Armand Dauplaise, our President and three of our director nominees Frank Clark, Bernard Shinder and Roy Lerman for assistance in identifying prospective acquisition candidates and to conduct any required due diligence. We believe that companies that are typically family owned and are looking for an exit strategy or those family owned businesses where there are no family successors or the successors do not want to operate the business are prime acquisition candidates.

         On June 20, 2003, we entered into an agreement with Health Business Partners, pursuant to which Health Business Partners will assist Bio-One in identifying acquisition candidates. Heath Business Partners is a merger and acquisition advisory firm specializing in the nutrition and customer healthcare industries. As an advisor, principal or general partner, Health Business Partners has been involved in more than 25 transactions in the nutrition and/or customer healthcare industries. Pursuant to the agreement, Bio-One is obligated to pay Health Business Partners $2,000 per day with a $10,000 cap per month and a success fee based upon the size of future acquisitions.

         We intend to look to acquire a manufacturing facility, which should not only produce our vitamins and supplements but should also manufacture product and increase our revenues by offering services to third party distributors. Once we have acquired the manufacturing facility, we intend to focus on the distributors who market nutritional supplements. Future acquisitions could be financed by internally generated funds, institutional financing, public or private placement of our debt or equity securities or a combination of these. However, market conditions, the trading price and volume of our common stock as well as the uncertainty of the nature of any acquisition may limit our ability to finance future operations.

THE NUTRITIONAL SUPPLEMENT MARKET

         With an aging baby boom population striving to retain their health and vitality, nutritional supplements and vitamins are in growing demand.

         Nutritional supplements are natural, nutritional, biologically active materials formulated to provide specific health benefits to humans. Nutraceuticals are biologically active materials, derived from plant, microbial or animal sources, which are formulated to provide specific health and productivity benefits including, but not limited to, functional foods, fermented foods, phytochemicals, microbial feed additives, probiotics, herbal products, vitamins and health supplements.

PNLABS, INC.


         Bio-One's focus is to manufacture and market products in the nutritional supplement industry. We intend to vertically integrate production, marketing, and distribution. On September 11, 2003, our wholly-owned subsidiary, PNLabs, Inc., successfully consummated the acquisition of the assets of Physicians Nutraceutical Laboratories from Physicians Nutraceutical Laboratories. The purchased assets included inventory, accounts receivable, office furniture, the rights to the 5 products marketed by Physicians Nutraceutical Laboratories and all rights to the operational business. Physicians Nutraceutical Laboratories did not retain any assets. The consideration given for the purchase of the assets of Physicians Nutraceutical Laboratories was a five year, 5% royalty on all monthly net sales of PNLabs. Currently, Physicians Nutraceutical Laboratories' only business activity is to distribute these royalty payments to its shareholders. Physicians Nutraceutical Laboratories has signed a Non-Compete Agreement whereby it has agreed that it will not compete with Bio-One, PNLabs or any of our products. Physicians Nutraceutical Laboratories has been in business since 1999 and prior to the acquisition it employed five people. PNLabs has retained 5 of these people, which include an accounting manager, a general manger, an administrative assistant and 2 office staff personnel.

         PNLabs markets five products: (1) Choless(TM); (2) Choless(TM) Test Kit; (3) Hormone Health; (4) Arthritis Health; and (5) Basic Essentials Multi-Vitamin. Physicians Nutraceutical Laboratories developed the product formulas and previously marketed these products to healthcare practitioners and retail stores. Choless(TM) ($29.95) is designed to support healthy HDL, LDL, triglyceride and homocyteine levels. The Choless(TM) Test Kit ($39.95) is designed to be a home cholesterol test kit with results in approximately 15 minutes. Hormone Health ($19.95), designed by physicians, is intended to address symptoms of menopause, bone loss prevention, as well as promote healthy heart functions. Arthritis Health ($29.95) is designed to combine cartilage building and repair components with ingredients to promote the natural formation within the body of a natural anti-inflammatory agent. Basic Essentials Multi-Vitamin ($29.95) is designed as a daily regimen to promote proper nutrition. PNLabs' primary focus is to offer a broad-based product line, which we anticipate will target some of the largest groups currently taking nutritional supplements. We intend to continue to market these five products through PNLabs, as well as add new products to our product lines, and further develop a comprehensive marketing plan for all of our products. Except for those products, which we have acquired from Physicians Nutraceutical Laboratories, Inc., we do not market or sell any other supplements.


MANUFACTURING

         We do not currently manufacture any products. While we believe the acquisition of a manufacturing facility will be key to our overall business strategy, we may acquire marketing and distribution companies before we are able to fully implement our business strategy. Until such time as we can manufacture our own products, we will rely on third party manufacturers.


         Our management believes that the principal markets in which we compete are competitive and fragmented, with competitors in both the private label market and health supplements market. The term "private label market" describes product distributors who have outsourced the manufacturing of their product. We do not believe that this is the most efficient way to operate.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND PRINCIPAL SUPPLIERS


         We intend to obtain the raw materials for the manufacture of our products from other sources. We believe that there are currently in excess of two hundred (200) primary suppliers of raw materials within the U.S. In addition, we believe that there are well over one hundred (100) manufacturers in the U.S. that could manufacture any product we choose to produce. We do not anticipate having contracts with any entities or persons committing such suppliers to provide the materials required for the production of our products. Raw materials including all natural herbs and minerals are plentiful worldwide.


MARKETING

         No current marketing, sales or distribution system is currently in place. During 2003, Mr. Armand Dauplaise's primary effort has been devoted to negotiating with investment banking sources for Bio-One and identifying potential acquisition candidates.

         The following discussion is predicated upon us generating significant revenues and raising additional capital to fully implement our consolidation strategy. We plan to develop a sales and marketing/customer service department dedicated to selling our services and proprietary products and technologies to branded companies in the health supplement industry.

         The primary markets for our services and products are in the preventive and alternative healthcare fields. Preventive and alternative healthcare programs and systems establish very specific requirements in helping improve and maintain citizenry health. We believe that the market is global and growing rapidly. As nutritional supplements use combined with preventive and alternative healthcare become more readily accepted, we believe physicians and other healthcare providers will be targeted for marketing purposes.

DEPENDENCE ON NEW PRODUCTS

         Our ability to grow will not only be dependent upon the success of our acquisition program but our ability to introduce new and innovative products into such markets. We will attempt to introduce additional products in our existing markets. The success of new products is subject to a number of conditions, including developing products that will appeal to customers and comply with existing regulations at the time of introduction.

COMPETITION


         Management of Bio-One believes that competition in our principal markets and the private label market is intense and fragmented. We are in the process of developing our marketing strategies and product lines and expect that both will involve an ever-changing and evolving process. We will attempt to competitively price our products, provide superior quality products, and achieve success through attentive and efficient customer service and effective marketability strategies. We believe that there are many well-established competitors with substantially greater financial revenues, as well as, significant new market entrants in the nutritional supplement industry.


         GNC is the industry leader with $1.6 billion in annual sales. Less than twenty (20) companies are realizing annual revenues in excess of $100 million, including: Leiner Health Products, American Home Products, Rexall Sundown, Pharmavite, NBTY and TwinLab Corporation.



TRADEMARKS

PROPRIETARY PROTECTION

         Our business prospects depend largely upon our ability to capitalize on favorable consumer recognition of our trade names. We do not currently hold any trademarks. However, as we pursue our consolidation strategy, we intend to rely on trademarks obtained from any of our acquired companies or promote the use of the Bio-One name. In addition, we anticipate that we will also rely on trade secrets and proprietary know-how, and employ various methods to protect our concepts. Unlike pharmaceutical products that rely on specific combinations of drugs and chemicals, patents cannot protect herbal products. However, management believes that simply knowing the ingredients of an herbal product does not mean that other manufacturers can duplicate the product.

GOVERNMENTAL REGULATION

         The manufacturing, processing, formulating, packaging, labeling, distributing, selling and advertising of our products are subject to regulation by one or more federal agencies. The most active regulation has been administered by the Food and Drug Administration ("FDA") which regulates our products pursuant to the Federal Food, Drug and Cosmetic Act ("FDCA") and regulations promulgated thereunder. In particular, the FDA regulates the safety, manufacturing, labeling and distribution of dietary supplements, including vitamins, minerals and herbs, food additives, food supplements, over-the-counter drugs and prescription drugs, medical devices and cosmetics. In addition, the FTC has overlapping jurisdiction with the FDA to regulate the labeling, promotion and advertising of dietary supplements, over the counter drugs, cosmetics and foods.

         Although the dietary supplement industry is subject to regulation by the FDA and local authorities, dietary supplements, including vitamins, minerals, herbs and other dietary ingredients, now have been statutorily affirmed as a "food." Dietary supplement companies are authorized to make substantiated statements of nutritional support and, subject to several possible limitations, to market manufacture substantiated safe dietary supplement products without FDA pre-clearance. Failure to comply with applicable FDA requirements can result in sanctions being imposed on Bio-One or the manufacturers of our products, including but not limited to fines, injunctions, product recalls, seizures and criminal prosecution.

         Compliance with applicable FDA and any state or local statutes is critical. Although we believe that we are in compliance with applicable statutes, should the FDA amend its guidelines or impose more stringent interpretations of current laws or regulations, we may not be able to comply with these new guidelines. We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. These regulations could, however, require the reformation of certain products to meet new standards, market withdrawal or discontinuation of certain products not able to be reformulated, imposition of additional record keeping requirements, expanded documentation regarding the properties of certain products, expanded or different labeling and/or additional scientific substantiation.

         The FDCA has been amended several times with respect to dietary supplements, most recently by the Dietary Supplement Health and Education Act of 1994 ("DSHEA"). DSHEA was enacted on October 15, 1994. It provides a new statutory framework governing the composition and labeling of dietary supplements. DSHEA provides a regulatory framework to ensure safe, quality dietary supplements and the dissemination of accurate information about such products. Under DSHEA, dietary supplements are generally excluded from the legal definition of "food additive." With respect to composition, DSHEA created a new class of "dietary supplements", consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under DSHEA, dietary ingredients that were on the market before October 15, 1994 may be sold without FDA pre-approval and without notifying the FDA. On the other hand, a new dietary ingredient (one not lawfully on the market before October 15, 1994) requires proof that it has been present in the food supply as an article used for food without being chemically altered, or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. The FDA must be supplied with such evidence at least seventy-five (75) days before the initial introduction into interstate commerce use of a new dietary ingredient. The FDA may not accept the evidence of safety for any new dietary ingredients that we may decide to use, and the FDA's refusal to accept such evidence could result in regulation of such dietary ingredients as adulterated until such time as reasonable expectation of safety for the ingredient can be established to the satisfaction of the FDA.

         As for labeling, DSHEA permits "statements of nutritional support" for dietary supplements without FDA pre approval. Such statements may describe how particular dietary ingredients affect the structure, function or general well being of the body, or the mechanism of action by which a dietary ingredient may affect body structure, function or well being (but may not state that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease). A company making a statement of nutritional support must possess substantiating evidence for the statement, and, for such statements that are not about the effects on the body as a result of a dietary supplement used as a tool for its nutritive value and are not otherwise "health claims," disclose on the label that the FDA has not reviewed that statement and that the product is not intended for use for a disease, and notify the FDA of the statement within thirty (30) days after its initial use. The manner for making the disclosure and notifying the FDA are set forth in the regulations. However, the FDA may determine that a given statement of nutritional support that we decide to make is a drug claim rather than an acceptable nutritional support statement. Such a determination would require deletion of the drug claim or our submission, and the FDA's approval of a New Drug Application ("NDA"), which would entail costly and time-consuming clinical studies. In addition, DSHEA allows the dissemination of "third party literature", publications such as reprints of scientific articles linking particular dietary ingredients with health benefits. Third party literature is exempted from FDA regulation as dietary supplement "labeling" and may be used in connection with the sale of dietary supplements to consumers. Such a publication may be so used if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted and a balanced view of available scientific information on the subject matter is presented. There can be no assurance, however, that all pieces of third party literature that may be disseminated in connection with our products will be determined by the FDA to satisfy each of these requirements, and any such failure could subject the product involved to regulation as a new drug or as a "misbranded" product.

         DSHEA permits substantiated, truthful and non misleading statements of nutritional support to be made in labeling, such as statements describing general well being resulting from consumption of a dietary ingredient or the role of a nutrient or dietary ingredient in affecting or maintaining structure or function of the body. Any statement of nutritional support beyond traditional claims must be accompanied by disclosure that the FDA has not evaluated such statement and that the product is not intended to cure or prevent any disease. We anticipate that the FDA will promulgate Good Manufacturing Practices ("GMPs"), which are specific to dietary supplements and require at least some of the quality control provisions contained in the GMPs for drugs. Management anticipates that the FDA may promulgate GMP regulations authorized by DSHEA, which are specific to dietary supplements. GMP regulation would require supplements to be prepared, packaged and held in compliance with such rules, and may require similar quality control provisions contained in the GMP regulations for drugs. If the FDA adopts GMP regulations specific to dietary supplements, we may not be able to comply with such GMP rules upon promulgation or without incurring material expenses to do so.

         Our products and product related activities may also be subject to regulation by other regulatory agencies, including but not limited to the Federal Trade Commission ("FTC"), the Consumer Products Safety Commission, the United States Department of Agriculture, the United States Postal Service, the United States Environmental Protection Agency and the Occupational Safety and Health Administration. These activities are also regulated by various agencies of the states and localities in which our products are sold.

         Advertising of dietary supplement products is subject to regulation by the FTC under the Federal Trade Commission Act ("FTCA"). Section 5 of the FTCA prohibits unfair methods of competition and unfair or deceptive trade acts or practices in or affecting commerce. Section 12 of the FTCA provides that the dissemination or the causing to be disseminated of any false advertising pertaining to drugs or foods, which would include dietary supplements, is and unfair or deceptive act or practice. Under the FTC's Substantiation Doctrine, an advertiser is required to have a "reasonable basis" for all objective product claims before the claims are made. Pursuant to this FTC requirement, we are required to have adequate substantiation of all material advertising claims made for its products. Failure to adequately substantiate claims may be considered either deceptive or unfair practices. We believe that any advertising claims made by PN Labs are in compliance with these regulations.

         In recent years the FTC has initiated numerous investigations of dietary supplement and weight loss products and companies. The FTC has recently issued a guidance document to assist supplement marketers of dietary supplement products in understanding and complying with the substantiation requirement.

         The FTC is authorized to use a variety of processes and remedies for enforcement, both administratively and judicially including compulsory process, cease and desist orders, and injunctions. FTC enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, divestiture of assets, rescission of contracts and such other relief as may be deemed necessary. State and local authorities can also regulate advertising and labeling for dietary supplements and conventional foods.

         We believe that any product or supplement we distribute will be either G.R.A.S. (Generally Regarded As Safe) listed by the FDA or do not currently require extended regulatory approval. Recent legislation has resulted in a regulatory environment, which sets what we believe to be reasonable limitations and guidelines on health claims and labeling for natural products. We believe that current and reasonably foreseeable governmental regulation will have minimal impact on our business. The FTC oversees claims made by us and other companies in the nutritional supplement industry. The FTC under the Federal Trade Commission Act prohibits the use of unfair or deceptive trade practices, including false or misleading advertising. The FTC in recent years has brought a number of actions challenging claims by companies. These actions stem from the Retail Truth In Labeling laws, which are the only laws, which currently regulate the nutritional supplement industry. In the future, we may be subject to additional laws or regulations administered by the FDA or other federal, state or foreign regulatory authorities, the repeal of laws or regulations which Bio-One considers favorable, or more stringent interpretations of current laws or regulations. In fact, the FDA strictly regulates dietary supplements, as opposed to nutritional supplements which are subject only to Truth In Labeling laws. Should we begin producing nutritional supplements, or should one of our products be determined by the FDA to be a dietary supplement, more stringent regulation of our products may take place. Compliance with these additional rules and regulations may result in a considerable expense or may cause us to have to discontinue production of some or all of its then current products. New laws and regulations could, however, require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not able to be reformulated, imposition of additional record keeping requirements, or expanded documentation of the properties of certain products, expanded or different labeling and scientific substantiation.

COMPLIANCE WITH ENVIRONMENTAL LAWS

         We believe that we are in compliance with all relevant environmental laws. In fact, we believe there are no environmental laws which directly impact our business. Due to the nature of our operations, the cost of complying with environmental laws will not have a significant effect on our operations.

RESEARCH & DEVELOPMENT

         In order to stay competitive, we must continually introduce new products. This involves research and development. To the extent that we have sufficient revenues, we intend to more actively pursue the research, development manufacture and distribution of nutritional supplements.

OUR ACQUISITION STRATEGY

         We intend to become a vertically integrated company in the nutritional supplement industry. In furtherance thereof, we believe the acquisition of the assets of Physicians Nutraceutical Laboratories represents only the first step in our acquisition strategy. We intend to seek to acquire manufacturing and marketing companies that demonstrate to us the ability to profitably operate their business and whose revenues can be substantially increased by means of improved operating efficiencies in a vertically integrated company. We may seek to acquire companies with lower earnings, if management believes that the product, facilities, management or mix will fit within our overall objective to become a leader in the nutritional supplement industry. We intend to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings

         Due to our limited capital resources, the consummation of a business combination will likely involve the acquisition of, or merger or consolidation with a company that does not need substantial additional capital but one where its owners see the advantage of becoming one of the few companies in the nutritional supplement field to be vertically integrated and provide enhanced liquidity for the target business' current shareholders by exchanging their common stock for stock and/or cash in a public vehicle.



OPPORTUNITY FOR SHAREHOLDER EVALUATION OR APPROVAL OF BUSINESS COMBINATIONS

         Due to nondisclosure and confidentiality agreements which we may be required to execute, our shareholders will, in all likelihood, not receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to us in connection with selecting a potential business combination until after we have entered into an agreement to effectuate a business combination. As a result, shareholders will be almost entirely dependent on the judgment and experience of management in connection with our acquisition strategy.

ACQUISITION CRITERIA

         Management will consider, among other factors, the following factors in targeting a business which are not listed in any particular order:

o        financial condition and results of operation of the target business;
o        the location of the target business;
o growth potential and projected financial performance of the target business;
o experience and skill of management and availability of additional personnel of the target business;
o        capital requirements of the target business;
o        competitive position of the target business;
o stage of development of the product, process or service of the target business;
o degree of current or potential market acceptance of the product, process or service of the target business;
o possible proprietary features and possible other protection of the product, process or service of the target business; and
o        costs associated with effecting the business combination.

         The foregoing criteria are not intended to be exhaustive; any evaluation relating to the merits of a particular acquisition will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by us in connection with any acquisition we conclude. In many instances, it is anticipated that the historical operations of a target business may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes.

         In connection with our evaluation of a prospective target business, management anticipates that it will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to us. The time and costs required to select and evaluate a target business (including conducting a due diligence review) and to structure and consummate the business combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state "blue sky" and corporation laws) cannot presently be ascertained with any degree of certainty.

         We may engage the services of professional firms that specialize in finding business acquisitions in the nutritional supplement field and pay a finder's fee or other compensation. No policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid.

         There are currently no limitations relating to our ability to borrow funds to increase the amount of capital available to us to effect a business combination or otherwise finance the operations of any acquired company. However, our current limited resources could make it difficult for us to borrow additional funds from other sources. The amount and nature of any borrowing by us will depend on numerous considerations, including our capital requirements, potential lenders' evaluation of our ability to meet debt service on borrowing and the then prevailing conditions in the financial markets, as well as general economic conditions.

         If our securities are issued as part of an acquisition, such securities are required to be issued either in reliance upon exemptions from registration under applicable federal or state securities laws or registered for public distribution. We intend to primarily target only those companies where an exemption from registration would be available; however, since the structure of the business combination has yet to be determined, no assurances can be made that we will be able to rely on such exemptions. Registration of securities typically requires significant costs and time delays are typically encountered. In addition, the issuance of additional securities and their potential sale could depress the price of our common stock in. Further, such issuance of additional securities would result in a decrease in the percentage ownership of present shareholders.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

         Our directors, executive officers and key employees as of November 24, 2003 are as follows:

         Name                           Age             Position
         ----                           ---             --------
         Armand Dauplaise               64              President/ CEO



         Each of our directors on our Board of Directors will hold his position until the next annual meeting of shareholders or until his successor is duly elected and qualified. We intend to hold our first annual shareholders meeting on or about December 11, 2003 at which time our director nominees will begin to serve their respective terms as directors (if elected). In the event that we are able to secure officers and directors insurance prior to this meeting, we expect that the director nominees will begin to serve as directors at that time. Officers serve at the direction of the Board of Directors. Mr. Dauplaise devotes his full time and efforts to the operations of the Company.


         ARMAND DAUPLAISE has served as an officer and director of our Company since 1999. He has extensive business experience. From 1999-2002 he served as president of Crown Enterprises, Inc., a previous subsidiary of Bio-One. From 1998-1999 he served as Chief Operating Officer of Leffler Enterprises, a multi-property restoration business. Prior to 1998, Mr. Dauplaise served in leadership positions with Restoring Services (1995-1998), Premier Services (1980-1995), Coffee Butler (1979-1980), National Coffee (1977-1979), Hardees
Restaurants (1975-1977), Burger King Corporation (1972-1975), and Hallmark Cards (1967-1972).

DIRECTOR NOMINEES:

         IRWIN NEWMAN has been nominated to serve on our Board of Directors. Mr. Newman serves as our corporate secretary. Mr. Newman is a practicing attorney in Boca Raton, Florida. Since 2000, Mr. Newman has been a partner with the Law Firm of Newman & Pollock. Since 1993 Mr. Newman has also served as President and Chief Executive Officer of Jenex Financial Services, Inc., a financial and consulting firm located in Boca Raton, Florida. From 1988-1993, Mr. Newman served as Vice President for Boca Raton Capital Corp.

         FRANK CLARK has been nominated to serve on our Board of Directors. From 1992-2003 Mr. Clark has served as an independent consultant. From 2000 to the present, Mr. Clark served on the Board of Directors of Gensci Corp. From 2001 to the present, Mr. Clark has served on the Board of Directors of 800 Healthy and Advanced Therapeutic Technology. From 1986 through 1992, Mr. Clark worked as a consultant for Right Management Consultants. Mr. Clark also served as an executive vice president and a director of a Johnson & Johnson subsidiary and as President and director of R.P. Scherer, Inc. and established their business worldwide.

         BERNARD SHINDER has been nominated to serve on our Board of Directors. Mr. Shinder will also serve as our Chief Financial Officer. Mr. Shinder has been engaged as a professional in many aspects of business finance including initial and secondary stock offerings, mergers, acquisitions, venture capital, international taxation strategy, international licensing, technology transfers, strategic planning and management of the expansion process. Since 1987 Mr. Shinder has served as President of Bernard Shinder Consultants, Inc. whose clients included Lumonics, Inc., Gandalf Data Communications Inc., Campeau Corporation, Plastic Engine Technology Corporation and the River Bank Group.


         ROY LERMAN has been nominated to serve on our Board of Directors. Mr. Lerman has close to 40 years of experience in the brokerage business and as a member in good standing with the American Stock Exchange for more than 30 years. Since the beginning of 2003 he has served on the Board of Directors of Rapid Technology Group. Since 2001 he has served on the Board of Directors of KBF Pollution Management. Since 1999 he has served on the Board of Directors of Balaton Power and since 1998 has served on the Board of Directors of Netvoice Technologies. Since 1997 Mr. Lerman has served on the Board of Directors of Paystar. Mr. Lerman's capabilities include representing Southwest Securities as its New York Representative and Senior Vice President in charge of all floor activities on The American Stock Exchange; a full Partner and Director with SDO Securities since 2000, the largest execution firm on the American Stock Exchange; since 1998 he has been a Partner in R.I.P. Consultants with offices in New York and Hong Kong; and former Chairman of the Board for Capital Suisse Securities, an international Brokerage firm.

         Upon assuming their role as directors of the Company, Mr. Clark, Mr. Newman, Mr. Lerman and Mr. Shinder will each be issued 300,000 shares of our restricted common stock in consideration for their agreement to serve on our Board. In addition, the directors will be reimbursed for all out of pocket expenses incurred in connection with the attendance at any Board meeting or in connection with any services they provide for and on behalf of the Company.

EXECUTIVE COMPENSATION:  EMPLOYMENT AGREEMENTS

         In May 2000, we entered into an employment agreement with our President, Chief Executive Officer and Chairman of the Board, Mr. Armand Dauplaise, which provides in part for Mr. Dauplaise to receive an annual compensation of $120,000 per year plus a car allowance of $350 per month. The agreement is renewable annually and has been renewed on an annual basis by the Company.

ITEM 10.  EXECUTIVE COMPENSATION

         The following table shows all the cash compensation paid by Bio-One, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2002, 2001, and 2000 to Bio-One's named executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years.

                           Summary Compensation Table

                                       Annual Compensation                              Long-term Compensation
                                       -------------------                              ----------------------
                                                                                            Awards        Payouts
                                                                                     ------------------   -------
                                                                          Other      Restricted
                                                                         Annual         Stock   Options/    LTIP      All Other
                                          Salary          Bonus       Compensation     Award(s)  Sar's     Payouts   Compensation
Name and                                  ------         -----        ------------     --------  -----     -------   ------------
Principal Position           Year          ($)            ($)             ($)           (#)       (#)        ($)         ($)
------------------           ----          ---            ---             ---           ---       ---        ---         ---

Armand Dauplaise             2002        $120,000        $  --        $  4,200(1)        --        --        $ --        $  --
President, Chief             2001        $120,000        $  --        $  4,200(1)        --        --        $ --        $  --
Executive Officer and        2000        $120,000        $  --        $  4,200(1)        --        --        $ --        $  --
Chairman of the Board

Kevin Lockhart               2002        $     --        $  --        $     --           --        --        $ --        $  --
Former Secretary and         2001        $120,000        $  --        $     --           --        --        $ --        $  --
Vice-Chairman                2000        $120,000        $  --        $     --           --        --        $ --        $  --

______________

(1)      Represents Mr. Dauplaise's monthly car allowance of $350.


         The following table contains information regarding options granted during the year ended December 31, 2002 to Bio-One's named executive officer.

                             Option/SAR Grants Table

                                                           % Total
                                                         Options/SAR's
                                                          Granted to
                                  No. of Securities    Employees in Year
                                      Underlying       Ended December 31
                                    Options/SAR's             2002          Exercise or Base Price
Name                                 Granted (#)              (%)               ($ Per Share)           Expiration Date
----                                 -----------              ---               -------------           ---------------

Armand Dauplaise                        None                  N/A                    N/A                     N/A
President, Chief Executive
Officer and Chairman of the Board

         The following table contains information regarding options exercised in the year ended December 31, 2002, and the number of shares of common stock underlying options held as of December 31, 2002, by Bio-One's named executive officer.

                        Aggregated Options/SAR Exercises
                             in Last Fiscal Year and
                       Fiscal Year End Options/SAR Values

                                                                                                    Value of Unexercised
                                                               Number of Securities Underlying          In-the-Money
                                                                  Unexercised Options/SAR's            Options/SAR's
                                    Shares                                At Fy-End                      At Fy-End
                                 Acquired On        Value                 ---------                      ---------
                                   Exercise       Realized                   (#)                            ($)
                                   --------       --------                   ---                            ---
Name                                 (#)             ($)         Exercisable     Unexcersiable   Exercisable   Unexercsiable
----                                 ---             ---         -----------     -------------   -----------   -------------

Armand Dauplaise                      --               --              --                --             --            --
President,
Chief Executive Officer and
Chairman of the Board


STOCK OPTION GRANTS IN THE PAST FISCAL YEAR

         We have not issued any grants of stock options in the past fiscal year to any officer or director.

                             DESCRIPTION OF PROPERTY

         We currently do not own or lease any real property. Our president provides us with office space at no charge at 1630 Winter Springs, Blvd., Winter Springs, Florida 32708. We believe that this space is sufficient for our current operating requirements until such time as we consummate our second acquisition.

                                LEGAL PROCEEDINGS

         We do not have any pending litigation proceedings.


                             PRINCIPAL SHAREHOLDERS


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth information about the beneficial ownership of our common stock as of November 24, 2003 by (i) each person who we know is the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of our directors or those nominated to be directors, and executive officers, and (iii) all of our directors and executive officers as a group.

                                                     Number of
Name and Address of Beneficial Owner(1)             Shares Owned   Percent Owned
---------------------------------------             ------------   -------------

Armand Dauplaise
1630 Winter Springs Blvd.
Winter Springs, FL 32708                             3,630,000(2)      8.2%

All Directors and Executive Officers as a Group
(one person)                                         3,630,000(2)      8.2%



_______________


(1) Applicable percentage of ownership is based on 44,553,996 shares of common stock outstanding as of November 24, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of November 24, 2003 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of November 24, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)      Includes 900,000 shares held by Mr. Dauplaise's wife and children.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In May 2000, we entered into an employment agreement with our president and chief executive officer, Armand Dauplaise which calls for payment to him of $120,000 per year and an auto allowance of $350 per month. The term was for one year and we have renewed the agreement on each anniversary date.

         In June 2002, we borrowed $15,000 from Armand Dauplaise. This obligation is repayable on demand and provides for interest on the outstanding principal balance at the rate of 5% per annum. Later that year Mr. Dauplaise advanced an additional $55,000 which was repayable with interest at the rate of 5% per annum. All sums advanced by Mr. Dauplaise have been repaid from monies received under the equity credit line.

         On June 30, 2002 we entered into an agreement with Kevin Lockhart, a former officer and director, which provided in part for us to transfer certain assets and intangible property then owned by us or Crown Enterprises, our wholly owned subsidiary, to Mr. Lockhart in exchange for the forgiveness of accrued salaries and the redemption of 1,750,000 shares of our common stock owned by Mr. Lockhart.

                          MARKET PRICE OF AND DIVIDENDS
         ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

         Our common stock has been listed on the NASDAQ OTC Electronic Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol "BICO" since June 21, 2001. On November 24, 2003, the closing bid price as reported by the Electronic Bulletin Board was $0.08. As of November 24, 2003, we believe there were approximately 1,700 holders of record of our common stock.

         The following table sets forth the high and low bid prices for the common stock as reported on the Over-the-Counter Bulletin Board for each quarter since June 21, 2001 for the periods indicated. Such information reflects inter dealer prices without retail mark-up, mark down or commissions and may not represent actual transactions.

         The following table sets forth, for the period indicated, the bid price range of our common stock.

         2001                                       High Bid           Low Bid
         Quarter Ended June 30, 2001                 $0.280             $0.20
         Quarter Ended September 30, 2001            $0.800             $0.28
         Quarter Ended December 31, 2001             $0.550             $0.37

         2002                                       High Bid           Low Bid
         Quarter Ended March 31, 2002                $0.470             $0.33
         Quarter Ended June 30, 2002                 $0.400             $0.11
         Quarter Ended September 30, 2002            $0.440             $0.05
         Quarter Ended December 31, 2002             $0.120             $0.03

         2003                                       High Bid           Low Bid
         Quarter Ended March 31, 2003                $0.180             $0.04
         Quarter Ended June 30, 2003                 $0.090             $0.04
         Quarter Ended September 30, 2003            $0.135             $0.06

                            DESCRIPTION OF SECURITIES

COMMON STOCK


         Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share. As of November 24, 2003, 44,553,996 shares of common stock were issued and outstanding. The following description is a summary of the capital stock of Bio-One and contains the material terms of the capital stock. Additional information can be found in Bio-One's Articles of Incorporation and Bylaws. On November 6, 2003, we filed a Definitive Proxy Statement with the United States Securities and Exchange Commission with respect to our scheduled Special Meeting of our shareholders on December 11, 2003 to vote, among other things on an amendment to our Articles of Incorporation to increase our authorized common stock to 500,000,000 shares.


         Each holder of our common stock is entitled to one vote per share of common stock standing in such holder's name on our records on each matter submitted to a vote of our stockholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

PREFERRED STOCK


         Our Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, the designation and rights of which are to be determined by our Board of Directors. As of November 24, 2003, none of the shares of preferred stock were issued and outstanding.


         Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financing and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to our common stock or any other series of preferred stock which we may issue. Our Board of Directors may issue additional preferred stock in future financing, but has no current plans to do so at this time.

         The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. We intend to furnish holders of our common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

WARRANTS


         As of November 24, 2003, we did not have any warrants outstanding.

OPTIONS


         As of November 24, 2003, we did not have any options outstanding.


TRANSFER AGENT

         The transfer agent for the common stock is Continental Stock Transfer and Trust Company of New York, NY and its telephone number is 212-509-4000.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Nevada, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Bio-One, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION AUTHORIZED AND UNISSUED STOCK

         The authorized but unissued shares of our common and preferred stock are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.

                                     EXPERTS


         The financial statements of Bio-One incorporated herein have been so incorporated in reliance upon the report of Parks, Tschopp, Whitcomb & Orr, P.A., independent certified public accountants, given upon their authority as experts in auditing and accounting. With respect to the unaudited financial information for the period ended September 30, 2003 incorporated herein, the independent public accountants have applied limited procedures in accordance with professional standards for a review of such information. The financial statements of Physicians Nutraceutical Laboratories, Inc. for the year ended December 31, 2002 incorporated herein have been so incorporated in reliance upon the report of Tschopp, Whitcomb & Orr, P.A., independent certified public accountants, given upon their authority as experts in auditing and accounting. The financial statements of Physicians Nutraceutical Laboratories, Inc. for the year ended December 31, 2001, incorporated herein have been so incorporated in reliance upon the report of Stark Winter Schenkein & Co., LLP, independent certified public accountants, given upon their authority as experts in auditing and accounting. The accountants are not subject to the liability provisions of
Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Section 7 and 11 of the 1933 Act.


                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Kirkpatrick & Lockhart LLP.

                              AVAILABLE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.


                          INDEX TO FINANCIAL STATEMENTS


BIO-ONE CORPORATION

FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2002 (UNAUDITED)

Balance sheet as of September 30, 2002 and December 31, 2002                       F-4

Statement of Operations for the three month and nine month
  periods ending September 30, 2003 and 2002                                       F-6

Statement of Cash Flows for the nine month periods ending                          F-7
  September 30, 2003 and 2002

Notes to the Financial Statements for the three months ended
  September 30, 2003                                                               F-8

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2002 AND 2001(AUDITED)

Independent Auditor's Report                                                       F-14

Consolidated Balance sheets as of December 31, 2002 and 2001                       F-15

Consolidated Statements of Operations for the year ended December 31, 2002 and
  2001 and the cumulative period from
  April 9, 1999 through December 31, 2002                                          F-16

Consolidated Statements of changes in Stockholders' Equity for the years ended
  December 31, 2002, 2001, 200 and the period
  from inception (April 9, 1999) through December 31, 2002                         F-17

Consolidated Statements of Cash Flows for the years ended December 31, 2002 and
  2001 and the cumulative period from
  April 9, 1999 through December 31, 2002                                          F-18

Notes to the Financial Statements for the year ended December 31, 2002             F-19

PHYSICIANS NUTRACEUTICAL LABORATORIES, INC

FINANCIAL STATEMENTS AS OF JULY 31, 2003 (UNAUDITED)

Balance Sheet as of July 31, 2003                                                  F-25

Income Statement for the seven months ended July 31, 2003                          F-27

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2002 (AUDITED)

Independent Auditor's Report                                                       F-36

Balance Sheet as of December 31, 2002                                              F-37

Statements of Operations for the year ended December 31, 2002                      F-38

Statements as of Stockholders' Deficit for the year ended
  December 31, 2002                                                                F-39

Statements of Cash Flows for the year ended December 31, 2002                      F-40

Notes to the Financial Statements for the year ended
  December 31, 2002                                                                F-41


FINANCIAL STATEMENTS AS OF DECEMBER 31, 2001 AND 2000 (AUDITED)

Independent Auditors Report                                                        F-51

Balance Sheet as of December 31, 2001                                              F-52

Statements of Operations for the years ended December 31, 2001 and 2000            F-53

Statements of Stockholders' Deficit for the year ended December 31, 2001           F-54

Statements of Cash Flows for the years ended December 31, 2001 and 2000            F-55


Notes to the Financial Statements as of December 31, 2001                          F-56

                              BIO-ONE CORPORATION
                           FINANCIAL STATEMENTS AS OF
                               SEPTEMBER 30, 2002

                               BIO-ONE CORPORATION
                                 BALANCE SHEETS

                                     ASSETS

                                                                 September 30,    December 31,
                                                               2003 (Unaudited)       2002
                                                               ----------------       ----
Current assets:
     Cash and cash equivalents                                    $352,702            14,742
     Accounts receivable                                            35,739                --
     Inventories                                                    60,993                --
     Prepaids and other current assets                              31,389                --
                                                                  --------          --------

Total current assets                                               480,823            14,742

     Property and equipment, at cost, net of accumulated
         depreciation and amortization                              23,113             4,099
                                                                  --------          --------

Total assets                                                      $503,936            18,841
                                                                  ========          ========

See accompanying notes to financial statements.

                               BIO-ONE CORPORATION
                                 Balance Sheets

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                    September 30,          December 31,
                                                                   2003 (Unaudited)            2002
                                                                   ----------------            ----

Current liabilities:
     Accounts payable                                                $    11,764               124,596
     Accrued expenses                                                     52,375               111,375
     Current installments of note payable                                 74,502                74,502
     Shareholder loans                                                     3,208                71,008
     Other                                                               110,295                    --
                                                                     -----------           -----------

 Total current liabilities                                               252,144               381,481
                                                                     -----------           -----------

Shareholders' equity:
     Common stock - $.001 par value, authorized 100 million
        shares; issued 44,238,915 and 18,854,695 shares                   44,238                18,855
     Additional paid in capital                                        3,066,551             1,786,377
     Accumulated deficit                                              (2,858,997)           (2,167,872)
                                                                     -----------           -----------

 Total shareholders' equity                                              251,792              (362,640)
                                                                     -----------           -----------

                                                                     $   503,936                18,841
                                                                     ===========           ===========
 See accompanying notes to financial statements.

                               BIO-ONE CORPORATION

                            STATEMENTS OF OPERATIONS

                                                      Three Months Ended                 Nine Months Ended
                                                         September 30,                      September 30,
                                                      2003           2002               2003           2002
                                                  (Unaudited)     (Unaudited)       (Unaudited)     (Unaudited)
                                                 ------------     ------------     ------------     ------------

Revenues:
     Net sales                                   $     20,220               --           20,220           22,220
                                                 ------------     ------------     ------------     ------------

                                                       20,220               --           20,220           22,220

Costs and expenses:
     Cost of goods sold                                 6,904               --            6,904            9,343
     Selling, general and administrative              375,731          608,751          691,659          914,260
                                                 ------------     ------------     ------------     ------------

                                                      382,635          608,751          698,563          923,603
                                                 ------------     ------------     ------------     ------------

 Operating income (loss)                             (362,415)        (608,751)        (678,343)        (901,383)

Non-operating revenue (expense):
     Other income                                          --               --               --           146996
     Interest expense                                  (4,783)            (852)         (12,782)          (2,602)
                                                 ------------     ------------     ------------     ------------

 Income before income taxes                          (367,198)        (609,603)        (691,125)        (756,989)

Provision for income taxes                                 --               --               --               --
                                                 ------------     ------------     ------------     ------------

 Net income                                      $   (367,198)        (609,603)        (691,125)        (756,989)
                                                 ============     ============     ============     ============

Basic earnings per share                         $      (0.01)           (0.04)           (0.02)           (0.06)
                                                 ============     ============     ============     ============

Diluted earnings per share                       $      (0.01)           (0.04)           (0.02)           (0.06)
                                                 ============     ============     ============     ============

Weighted average number of shares outstanding      41,421,450       14,012,792       33,899,201       13,612,556
                                                 ============     ============     ============     ============

 See accompanying notes to financial statements.

                               BIO-ONE CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                Nine Months Ended
                                                                  September 30,
                                                              2003            2002
                                                           (Unaudited)     (Unaudited)
                                                           -----------     -----------
Cash flows from operating activities:
    Net loss                                               $  (691,125)       (756,989)
    Adjustments to reconcile net income to net cash
        provide by operating activities:
           Depreciation and amortization                         5,990           1,000
           Common stock issued for services                     27,300         494,630
           Changes in operating assets and liabilities:
  Accounts receivable                                          (35,739)          1,672
  Inventories                                                  (60,993)         15,153
  Accounts payable and accrued expenses                       (171,832)         44,274
  Other assets                                                 (31,389)          1,700
  Other                                                        110,295              --
                                                           -----------     -----------

       Net cash used in operating activities                  (847,493)       (198,560)
                                                           -----------     -----------

Cash flows from investing activities:
    Purchase of property and equipment                         (25,004)             --
                                                           -----------     -----------

       Net cash used in investing activities                   (25,004)             --
                                                           -----------     -----------

Cash flows from financing activities:
    Purchase of treasury stock                                      --          (1,750)
    Proceeds from sale of common stock                       1,278,257         240,000
    Payment of principal on note payable                            --              --
    Proceeds (repayments) from note payable                    (67,800)         71,008
                                                           -----------     -----------

       Net cash provided by financing activities             1,210,457         309,258
                                                           -----------     -----------

       Increase in cash and cash equivalents                   337,960         110,698

Cash and cash equivalents - beginning of period                 14,742          34,103
                                                           -----------     -----------

Cash and cash equivalents - end of period                  $   352,702         144,801
                                                           ===========     ===========


See accompanying notes to financial statements.

                               BIO-ONE CORPORATION
                          (A Development Stage Company)
         Notes to Condensed Consolidated Quarterly Financial Statements
                               September 30, 2003


(1)      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES


(A)      ORGANIZATION

The accompanying condensed consolidated financial statements include the accounts of Bio-One Corporation (Bio-One or the Company) and its wholly owned subsidiary, Crown Enterprises, Inc. (Crown). All significant intercompany balances and transactions have been eliminated in consolidation. Bio-One and subsidiaries have a December 31 fiscal year end.

Bio-One Corporation was incorporated in the State of Nevada, with capital stock of 20,000,000 shares at $ 0.001 par value, and 1,000,000 shares of preferred stock at $0.001 per value. On July 26, 2000, Bio-One Corporation approved and ratified an increase in the number of authorized shares of the Company's common stock from 20,000,000 to 100,000,000. On the same date, the Company approved and ratified an increase in the number of authorized shares of the Company's preferred stock from 1,000,000 to 10,000,000.

Crown Enterprises, Inc. was incorporated under the laws of the State of Florida on April 9, 1999. Crown had developed a complete line of naturopathic and nutritional supplement products that could be recommended to address the specific conditions identified by Crown's Microscopy "Live Blood Cell Analysis" Program. Crown's "sell through" concept coupled with its Microscopy Program and full line of naturopathic products placed Crown in the forefront of the preventative and alternative healthcare industry.

On May 30, 2000, Crown agreed to exchange shares with Bio-One Corporation, a Nevada company. Accordingly, Crown exchanged 10,000,000 shares of its stock for 10,000,000 shares of Bio-One stock in a business combination accounted for as a reverse acquisition. During the period Bio-One was in existence, prior to the reverse acquisition, its only activity was to raise equity capital. For accounting purposes, the reverse acquisition is reflected as if Crown issued its stock (10,000,000 shares) for the net assets of Bio-One. The net assets of Bio-One were not adjusted in connection with the reverse acquisition since they were monetary in nature.

In June 2002, Bio-One disposed of Crown's "Live Blood Cell Analysis" Program, by purchasing the common stock of a former shareholder/director. The Company's total focus is on vertically integrating manufacturing and marketing acquisitions within the nutritional supplements industry.


                                                                     (Continued)

                               BIO-ONE CORPORATION
         Notes to Condensed Consolidated Quarterly Financial Statements


(1)      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)


(A)      ORGANIZATION - (CONTINUED)

In July 2002, the Company signed an agreement with Cornell Capital Partners, LP for a $10,000,000 Equity Line of Credit investment. Cornell Capital is a domestic hedge fund, which makes investments in small-to-mid-sized publicly traded companies. Under the Equity Line Agreement, Bio-One has the right, but not the obligation to require Cornell Capital to purchase shares of Bio-One common stock up to a maximum amount of $10,000,000 over a 24-month period commencing September 3, 2002. There is no minimum draw down although Bio-One may make draws, as provided below, during the term of the Equity Line. The purchase price of the shares will be 100% of the lowest closing bid price of Bio-One common stock during the six consecutive trading days immediately following receipt of the Company's notice of its intent to make an Equity Line draw, which notice may be withdrawn by the Company. Bio-One paid Cornell Capital a one-time fee equal to $350,000, payable in 1,478,261 shares of restricted common stock. Cornell Capital is entitled to retain 5% of each Equity Line advance.

In August 2002 the Company filed a SB-2 Registration Statement with the SEC and registered 30,000,000 shares of common stock for the purpose of raising equity capital. On September 3, 2002 the SEC declared the registration statement effective.

In January 2003 Cornell Capital Partners, LP advanced $500,000 under the terms of the Equity Line Agreement with the shares to be valued and issued in twelve puts over a period of 125 days. The Company issued 5 million shares of common stock in connection with this financing.

In January 2003 the Company signed a term sheet with Investors Corporation for a $10,000,000 Term Loan Facility and a $5,000,000 Revolving Credit Facility. The funds will be used for closing on a series of scheduled acquisitions.

Operations of the Company through the date of these financial statements have been devoted primarily to identification and targeting of acquisition candidates, raising capital and administrative activities.

The Company's revenues will be generated with vertically integrating manufacturing and marketing acquisitions within the nutritional supplements industry. The Company is prepared to launch its business plan upon completion of its capitalization.


                                                                     (Continued)

                               BIO-ONE CORPORATION
         Notes to Condensed Consolidated Quarterly Financial Statements


(1)      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)


(B)      REVENUE RECOGNITION

The principal sources of revenues are derived from product sales. Revenue from product sales is recognized when the product is shipped.


(C)      INVENTORY

Inventory consists of nutritional supplement products, which are valued at the lower of cost or market on first-in, first-out basis.


(D)      PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using straight-line methods.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.


(E)      USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


(F)      FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount reported in the balance sheet for cash, accounts receivable and accounts payable approximates fair values due to the immediate or short-term maturity of these financial instruments. Fair value for notes payable was based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities, and approximate carrying value.


                                                                     (Continued)

                               BIO-ONE CORPORATION
         Notes to Condensed Consolidated Quarterly Financial Statements


(1)      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)


(G)      CREDIT RISKS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company sells its products to customers, at times extending credit for such sales. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.


(H)      STOCK TRANSACTIONS

Shares issued for services performed are valued at either the fair value of equity instruments issued or the value of services performed, whichever is more reliably measurable.


(I)      STOCK-BASED COMPENSATION

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." This pronouncement establishes financial accounting and reporting standards for stock-based compensation. It encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based on new fair value accounting rules. Such treatment is required for non-employee stock-based compensation. The Company has chosen to continue to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employee." Accordingly, compensation expense for employee stock options or warrants is measured as the difference between the quoted market price of the Company's stock at the date of grant and the amount the employee must pay to acquire the stock. SFAS 123 requires companies electing to continue using the intrinsic value method to make certain pro forma disclosures (see Note
6).


(2)      INCOME TAXES

No provision for income taxes has been recorded for the period ended September 30, 2003, as there was no net income for the period. No benefit from income taxes has been recorded for the three months or nine months ended September 30, 2003 as the benefit resulting from the operating losses has been entirely offset by a valuation allowance due to the uncertainty surrounding the Company's ability to realize the deferred tax assets in the future.

                               BIO-ONE CORPORATION
         Notes to Condensed Consolidated Quarterly Financial Statements


(3)      BASIC LOSS PER COMMON SHARE

Basic loss per common share has been computed based upon the weighted average number of common shares outstanding during the period presented.


(4)      COMMITMENTS

The Company has entered into an employment agreement with its founding director requiring aggregate annual salaries of $120,000 beginning in April 1999.


(5)      NOTES PAYABLE

Note payable to bank, bearing interest at the rate of 9%, due March 1, 2003,
collateralized by accounts receivable and inventory.                   $ 74,502
                                                                       ========

(6)      STOCK BASED COMPENSATION

The Company continues to account for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, under which no compensation cost for stock warrants is recognized for stock purchase warrants granted at or above fair market value.

Had compensation expense been determined based upon fair values at the grant date for the award of warrants as described herein in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net earnings and earnings per share would not be materially changed from the amounts as reported in the accompanying financial statements.

                              BIO-ONE CORPORATION

                          FINANCIAL STATEMENTS FOR THE

                     YEARS ENDED DECEMBER 31, 2002 and 2001

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Bio-One Corporation

We have audited the accompanying consolidated balance sheets of Bio-One Corporation (A Development Stage Company), as of December 31, 2002 and 2001 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended and for the cumulative period from April 9, 1999 (inception) through December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bio-One Corporation as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended and for the cumulative period from April 9, 1999 (inception) through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ Parks, Tschopp, Whitcomb & Orr, P.A.

February 6, 2003
Maitland, Florida

                               BIO-ONE CORPORATION
                          (A Development Stage Company)

                           Consolidated Balance Sheets

                           December 31, 2002 and 2001

                                     Assets
                                     ------
                                                                                2002             2001
                                                                            -----------      -----------
Current assets:
      Cash                                                                  $    14,742           34,103
      Accounts receivable                                                            --            1,672
      Inventory                                                                      --           15,153
                                                                            -----------      -----------

              Total current assets                                               14,742           50,928
                                                                            -----------      -----------

Furniture and equipment                                                           9,426           26,242
      Less accumulated depreciation                                               5,327            8,000
                                                                            -----------      -----------

              Net furniture and equipment                                         4,099           18,242
                                                                            -----------      -----------

Other assets:
      Deposits                                                                       --            1,700
                                                                            -----------      -----------

                                                                            $    18,841           70,870
                                                                            ===========      ===========

                      Liabilities and Stockholders' Deficit
                      -------------------------------------

Current liabilities:
      Accounts payable                                                      $   124,596           16,037
      Notes payable (note 6)                                                     74,502           74,502
      Notes payable - shareholder                                                71,008
      Accrued expenses (note 5)                                                 111,375          202,642
                                                                            -----------      -----------

              Total current liabilities                                         381,481          293,181
                                                                            -----------      -----------

Stockholder's deficit:
      Common stock ($.001 par value; 100 million shares authorized;
           18,854,695 shares at December 31, 2002 and 12,812,086 shares
           at December 31, 2001 issued and outstanding)                          18,855           12,812
      Preferred stock ($.001 par value; 10,000,000
           shares authorized; none issued)                                           --               --
      Additional paid-in capital                                              1,786,377        1,030,988
      Accumulated deficit                                                    (2,167,872)      (1,266,111)
                                                                            -----------      -----------

              Total stockholders' deficit                                      (362,640)        (222,311)
                                                                            -----------      -----------

                                                                            $    18,841           70,870
                                                                            ===========      ===========

See accompanying notes to financial statements.

                               BIO-ONE CORPORATION
                          (A Development Stage Company)

                      Consolidated Statements of Operations

           Years ended December 31, 2002 and 2001, and the cumulative period from April 9, 1999 (date of inception) through December 31, 2002

                                                                                           Period from
                                                                                           April 9, 1999
                                                                                        (inception) through
                                                           2002              2001        December 31, 2002
                                                       ------------      ------------    ------------------
Revenue:
     Product sales                                     $     22,220            82,943           268,035

Cost of goods sold                                            9,343            39,698           111,660
                                                       ------------      ------------      ------------

         Gross profit                                        12,877            43,245           156,375
                                                       ------------      ------------      ------------

Selling, general and administrative:
     Professional fees                                      903,491           532,409         1,824,449
     Salaries                                                48,092            58,000           316,560
     Rent                                                    12,563            27,175            56,438
     Other administrative                                   105,663            93,393           250,534
                                                       ------------      ------------      ------------

         Total selling, general and administrative        1,069,809           710,977         2,447,981
                                                       ------------      ------------      ------------

Other income (expense):
     Interest expense                                       (10,512)           (9,418)          (23,263)
     Other income                                           146,997                --           146,997
                                                       ------------      ------------      ------------

                 Net loss                              $   (920,447)         (677,150)       (2,167,872)
                                                       ============      ============      ============

Loss per common share:
         Basic                                         $       (.07)             (.06)             (.23)
                                                       ============      ============      ============

         Diluted                                       $       (.07)             (.06)             (.23)
                                                       ============      ============      ============

Weighted average number of common shares
     outstanding:
         Basic                                           14,052,065        10,653,963         9,376,232
                                                       ============      ============      ============

         Diluted                                         14,052,065        10,653,963         9,376,232
                                                       ============      ============      ============


See accompanying notes to financial statements.

                               BIO-ONE CORPORATION
                          (A Development Stage Company)

           Consolidated Statements of Changes in Stockholders' Equity

         Years ended December 31, 2002, 2001, 2000, and the period from inception (April 9, 1999) through December 31, 2002

                                                                            Additional
                                                    Common Stock              Paid-in        Treasury
                                               Shares          Amount         Capital          Stock
                                            ------------    ------------    ------------    ------------
Balances, April 9, 1999                               --    $         --              --              --

Common stock subscribed                        4,564,500           4,565          (1,065)             --

Common stock issued for cash                     430,000             430         116,570              --

Net loss                                              --              --              --              --
                                            ------------    ------------    ------------    ------------
Balances, December 31, 1999                    4,994,500           4,995         115,505              --

Common stock issued for cash                     450,000           4,500          34,500              --

Common stock issued for services                  51,000             510           4,590              --

Common stock subscribed                        4,424,500          44,245         (40,745)             --

Reverse acquisition                            1,700,000         (42,630)         52,130              --

Common stock issued for cash                     140,000             140          34,860              --

Stock subscription                                    --              --              --              --

Common stock issued for cash                     279,999             280          69,720              --

Common stock issued for services                  26,000              26           6,474              --

Shares returned to treasury from founders     (2,095,000)         (2,095)          2,095           2,095

Cancellation of treasury shares                       --              --              --          (2,095)

Net loss                                              --              --              --              --
                                            ------------    ------------    ------------    ------------
Balances, December 31, 2000                    9,970,999           9,971         279,129              --

Common stock issued for cash                     600,000             600         149,400              --

Common stock issued for services                 795,532             795         261,805              --

Conversion of debt to common stock               555,555             556          99,444              --

Exercise of warrants                             890,000             890         241,210              --

Net loss                                              --              --              --              --
                                            ------------    ------------    ------------    ------------
Balances, December 31, 2001                   12,812,086          12,812       1,030,988              --

Common stock issued for cash                   5,404,959           5,405         234,595              --

Common stock issued for services               2,387,650           2,388         520,794              --

Purchase and retirement of shares             (1,750,000)         (1,750)             --              --

Net loss                                              --              --              --              --
                                            ------------    ------------    ------------    ------------
Balances, December 31, 2002                 $ 18,854,695          18,855       1,786,377              --
                                            ============    ============    ============    ============
[RESTUBBED]

                                                 Stock
                                              Subscription    Accumulated
                                               Receivable       Deficit          Total
                                              ------------    ------------    ------------
Balances, April 9, 1999                                 --              --              --

Common stock subscribed                             (3,500)             --              --

Common stock issued for cash                            --              --         117,000

Net loss                                                --        (223,748)       (223,748)
                                              ------------    ------------    ------------
Balances, December 31, 1999                         (3,500)       (223,748)       (106,748)

Common stock issued for cash                            --              --          39,000

Common stock issued for services                        --              --           5,100

Common stock subscribed                             (3,500)             --              --

Reverse acquisition                                     --              --           9,500

Common stock issued for cash                            --              --          35,000

Stock subscription                                   7,000              --           7,000

Common stock issued for cash                            --              --          70,000

Common stock issued for services                        --              --           6,500

Shares returned to treasury from founders               --              --           2,095

Cancellation of treasury shares                         --              --          (2,095)

Net loss                                                --        (365,213)       (365,213)
                                              ------------    ------------    ------------
Balances, December 31, 2000                             --        (588,961)       (299,861)

Common stock issued for cash                            --              --         150,000

Common stock issued for services                        --              --         262,600

Conversion of debt to common stock                      --              --         100,000

Exercise of warrants                                    --              --         242,100

Net loss                                                --        (677,150)       (677,150)
                                              ------------    ------------    ------------
Balances, December 31, 2001                             --      (1,266,111)       (222,311)

Common stock issued for cash                            --              --         240,000

Common stock issued for services                        --              --         523,182

Purchase and retirement of shares                       --              --          (1,750)

Net loss                                                --        (901,761)       (901,761)
                                              ------------    ------------    ------------
Balances, December 31, 2002                             --      (2,167,872)       (362,640)
                                              ============    ============    ============

See accompanying notes to financial statements.

                               BIO-ONE CORPORATION
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows

           Years ended December 31, 2002 and 2001, and the cumulative period from April 9, 1999 (date of inception) through December 31, 2002

                                                                                             Period from
                                                                                            April 9, 1999
                                                                                          (inception) through
                                                                  2002            2001     December 31, 2002
                                                               ----------      ----------  ------------------
Cash flows used in operating activities:
     Net loss                                                  $ (901,761)       (677,150)     (2,167,872)
     Adjustments to reconcile net loss to net
        cash used in operating activities:
         Depreciation and amortization                              2,884           4,871          10,884
         Common stock issued for services                         523,182         262,600         555,232
         Changes in:
             Accounts receivable                                    1,672             258              --
             Inventory                                             15,153           4,748              --
             Other assets                                           1,700              --              --
             Accounts payable                                     108,559         (14,123)        124,596
             Accrued expenses                                     (78,936)           (826)        111,375
                                                               ----------      ----------      ----------

                 Net cash used in operating activities           (327,547)       (419,622)     (1,365,785)
                                                               ----------      ----------      ----------

Cash flows from investing activities:
     Purchase of equipment                                         (2,822)         (8,207)        (14,983)
                                                               ----------      ----------      ----------

                 Net cash used in investing activities             (2,822)         (8,207)        (14,983)
                                                               ----------      ----------      ----------

Cash flows from financing activities:
     Proceeds from note payable to stockholder                     71,008              --          71,008
     Issuance of common stock                                     240,000         392,000       1,250,000
     Proceeds from issuance of notes payable                           --          75,000         199,502
     Repayment of principal on notes payable                           --         (25,000)       (125,000)
                                                               ----------      ----------      ----------

                 Net cash provided by financing activities        311,008         442,000       1,395,510
                                                               ----------      ----------      ----------

Net change in cash                                                (19,361)         14,271          14,742

Cash, beginning of period                                          34,103          19,832              --
                                                               ----------      ----------      ----------

Cash, end of period                                            $   14,742          34,103          14,742
                                                               ==========      ==========      ==========

Supplemental disclosure of cash flows information:
     Cash paid during the period for interest                  $   10,512           9,418          23,263
                                                               ==========      ==========      ==========

Supplemental disclosure of non-cash financing and investing activities:
     During the year ended December 31, 2001 notes payable in the amount of $100,000 were converted into 555,555 shares of common stock.

See accompanying notes to financial statements.

                               BIO-ONE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001


(1)      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES


(A)      ORGANIZATION

The accompanying consolidated financial statements include the accounts of Bio-One Corporation (Bio-One or the Company) and its wholly owned subsidiary, Crown Enterprises, Inc. (Crown). All significant intercompany balances and transactions have been eliminated in consolidation. Bio-One and subsidiaries have a December 31 fiscal year end.

Bio-One Corporation was incorporated in the State of Nevada, with capital stock of 20,000,000 shares at $ 0.001 par value, and 1,000,000 shares of preferred stock at $0.001 per value. On July 26, 2000, Bio-One Corporation approved and ratified an increase in the number of authorized shares of the Company's common stock from 20,000,000 to 100,000,000. On the same date, the Company approved and ratified an increase in the number of authorized shares of the Company's preferred stock from 1,000,000 to 10,000,000.

Crown Enterprises, Inc. was incorporated under the laws of the State of Florida on April 9, 1999. Crown had developed a complete line of naturopathic and nutritional supplement products that could be recommended to address the specific conditions identified by Crown's Microscopy "Live Blood Cell Analysis" Program. Crown's "sell through" concept coupled with its Microscopy Program and full line of naturopathic products placed Crown in the forefront of the preventative and alternative healthcare industry.

On May 30, 2000, Crown agreed to exchange shares with Bio-One Corporation, a Nevada company. Accordingly, Crown exchanged 10,000,000 shares of its stock for 10,000,000 shares of Bio-One stock in a business combination accounted for as a reverse acquisition. During the period Bio-One was in existence, prior to the reverse acquisition, its only activity was to raise equity capital. For accounting purposes, the reverse acquisition is reflected as if Crown issued its stock (10,000,000 shares) for the net assets of Bio-One. The net assets of Bio-One were not adjusted in connection with the reverse acquisition since they were monetary in nature.

In June 2002, Bio-One disposed of Crown's "Live Blood Cell Analysis" Program, by purchasing the common stock of a former shareholder/director. The Company's total focus is on vertically integrating manufacturing and marketing acquisitions within the nutritional supplements industry.

                               BIO-ONE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

(1)      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)


(A)      ORGANIZATION - (CONTINUED)

In July 2002, the Company signed an agreement with Cornell Capital Partners, LP for a $10,000,000 Equity Line of Credit investment. Cornell Capital is a domestic hedge fund, which makes investments in small-to-mid-sized publicly traded companies. Under the Equity Line Agreement, Bio-One has the right, but not the obligation to require Cornell Capital to purchase shares of Bio-One common stock up to a maximum amount of $10,000,000 over a 24-month period commencing September 3, 2002. There is no minimum draw down although Bio-One may make draws, as provided below, during the term of the Equity Line. The purchase price of the shares will be 100% of the lowest closing bid price of Bio-One common stock during the six consecutive trading days immediately following receipt of the Company's notice of its intent to make an Equity Line draw, which notice may be withdrawn by the Company. Bio-One paid Cornell Capital a one-time fee equal to $350,000, payable in 1,478,261 shares of restricted common stock. Cornell Capital is entitled to retain 5% of each Equity Line advance.

In August 2002 the Company filed a SB-2 Registration Statement with the SEC and registered 30,000,000 shares of common stock for the purpose of raising equity capital. On September 3, 2002 the SEC declared the registration statement effective.

Operations of the Company through the date of these financial statements have been devoted primarily to identification and targeting of acquisition candidates, raising capital and administrative activities.

The Company's revenues will be generated with vertically integrating manufacturing and marketing acquisitions within the nutritional supplements industry. The Company is prepared to launch its business plan upon completion of its capitalization.


(B)      REVENUE RECOGNITION

The principal sources of revenues are derived from product sales. Revenue from product sales is recognized when the product is shipped.


(C)      INVENTORY

Inventory consists of nutritional supplement products, which are valued at the lower of cost or market on first-in, first-out basis.

                               BIO-ONE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

(1)      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)


(D)      PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using straight-line methods.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.


(E)      USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


(F)      FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount reported in the balance sheet for cash, accounts receivable and accounts payable approximates fair values due to the immediate or short-term maturity of these financial instruments. Fair value for notes payable was based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities, and approximate carrying value.

(G)      CREDIT RISKS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company sells its products to customers, at times extending credit for such sales. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

                               BIO-ONE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

(1)      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)


(H)      STOCK TRANSACTIONS

Shares issued for services performed are valued at either the fair value of equity instruments issued or the value of services performed, whichever is more reliably measurable.


(I)      STOCK-BASED COMPENSATION

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." This pronouncement establishes financial accounting and reporting standards for stock-based compensation. It encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based on new fair value accounting rules. Such treatment is required for non-employee stock-based compensation. The Company has chosen to continue to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employee." Accordingly, compensation expense for employee stock options or warrants is measured as the difference between the quoted market price of the Company's stock at the date of grant and the amount the employee must pay to acquire the stock. SFAS 123 requires companies electing to continue using the intrinsic value method to make certain pro forma disclosures (see Note
6).


(2)      INCOME TAXES

At December 31, 2002, the Company had a net operating loss carryforward for income tax purposes of approximately $2,000,000, which is available to offset future taxable income. The loss carryforward expires in the years beginning in 2019, unless it is utilized sooner. A valuation allowance equal to the tax benefit of the net operating losses has been established since it is uncertain that future taxable income will be realized during the carryforward period. Accordingly, no income tax provision has been recognized in the accompanying financial statements.


(3)      BASIC LOSS PER COMMON SHARE

Basic loss per common share has been computed based upon the weighted average number of common shares outstanding during the period presented.


(4)      COMMITMENTS

The Company has entered into an employment agreement with its founding director requiring aggregate annual salaries of $120,000 beginning in April 1999. At December 31, 2002 and 2001, $111,375 and $202,642, respectively, remained to be paid.


(5)      NOTES PAYABLE

Note payable to bank, bearing interest at the rate of 9%, due March 1, 2003, collateralized by accounts receivable and inventory. $ 74,502

                               BIO-ONE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

(6)      STOCK BASED COMPENSATION

The Company continues to account for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, under which no compensation cost for stock warrants is recognized for stock purchase warrants granted at or above fair market value.

Had compensation expense been determined based upon fair values at the grant date for the award of warrants as described herein in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net earnings and earnings per share would not be materially changed from the amounts as reported in the accompanying financial statements.

Accordingly, management has not presented the pro forma effects of the application of SFAS No. 123 herein with respect to net earnings and earnings per share for the years ended December 31, 2002 and 2001.


(7)      SUBSEQUENT EVENTS

In January 2003 Cornell Capital Partners, LP advanced $500,000 under the terms of the Equity Line Agreement with the shares to be valued and issued in twelve puts over a period of 125 days. The Company issued 5 million shares of common stock in connection with this financing. The shares are being held in escrow subject to pricing.

In January 2003 the Company signed a term sheet with Investors Corporation for a $10,000,000 Term Loan Facility and a $5,000,000 Revolving Credit Facility. Closing is scheduled within 45 days after completion of the due diligence. The funds will be used for closing on a series of scheduled acquisitions.

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                     FINANCIAL STATEMENTS AS OF JULY 31, 2003

                      PHYSICIANS NUTRACEUTICAL LABORATORIES
                                  BALANCE SHEET
                                  JULY 31, 2003

                                     ASSETS
Current Assets
CASH - OPERATING ACCT                             $   (2,735.97)
CASH - ESCROW ACCT                                     1,617.07
CASH - MONEY MARKET ACCT                                 140.09
ACCOUNTS RECEIVABLE - RETAIL                          15,848.87
ACCTS RECEIVABLE - PHY SALES                           1,843.82
ACCOUNTS RECEIVABLE - MASS M                              43.32
PRODUCT INVENTORY - CHOLESS                            8,114.83
PRODUCT INVENTORY - BASIC ESS                          4,440.40
PRODUCT INVENTORY - ARTHRITIS                          3,417.31
PRODUCT INVENTORY - COLD & FL                            196.16
PRODUCT INVENTORY - WGHT LOS                             306.55
PRODUCT INVENTORY - CHOL HLT                           1,955.18
PRODUCT INVENTORY - CARDIO                               463.75
PRODUCT INVENTORY - TEST KIT                           9,785.81
PRODUCT INVENTORY - HORM HLT                           4,314.48
PRODUCT INVENTORY - INFO INSERT                        3,137.44
PRODUCT INVENTORY - PACKAGING                         33,989.54
SECURITY DEPOSITS                                      1,252.33
                                                    -----------
Total Current Assets                                                   93,655.77

Property and Equipment
AUTOS & TRUCKS                                        23,472.00
ACC DEPR - AUTOS & TRUCKS                            (17,754.33)
OFFICE FURN & FIXTURES                                 8,032.10
ACC DEPR - OFFICE FURN & FIXT                         (1,958.33)
OFFICE EQUIPMENT                                      16,850.10
ACC DEPR - OFFICE EQUIPMENT                          (11,585.93)
COMPUTERS                                             11,290.00
ACC DEPR - COMPUTERS                                  (8,539.91)
                                                    -----------
Total Property and Equipment                                           19,805.70

Other Assets
DEFERRED OFFERING COSTS                                2,950.00
                                                    -----------
Total Other Assets                                                      2,950.00
                                                                     -----------

Total Assets                                                         $116,411.47
                                                                     ===========

                             LIABILITIES AND CAPITAL
Current Liabilities
ACCOUNTS PAYABLES                               $  310,611.58
ACCRUED WAGES                                        4,348.82
ACCRUED PAYROLL TAXES                                  368.65
ACCRUED SALES COMMISSIONS                              469.91
DEFERRED REVENUE                                       384.89
                                                -------------
Total Current Liabilities                                            316,183.85

Long-Term Liabilities
NOTES PAYABLE - AFFILIATE                          285,415.79
DEFERRED MANAGEMENT FEES                           322,000.00
NOTES PAYABLE - NSS                                321,346.62
                                                -------------
Total Long-Term Liabilities                                          928,762.41

Total Liabilities                                                  1,244,946.26

Capital
PREFERRED STOCK                                        514.00
COMMON STOCK                                         2,906.00
ADDITIONAL PAID IN CAPITAL                       2,775,355.51
Beginning Balance Equity                                31840
RETAIN EARNINGS                                 (3,692,474.15)
Net Income                                        (215,154.55)
                                                -------------
Total Capital                                                     (1,128,534.79)
                                                                  -------------

Total Liabilities & Capital                                       $  116,411.47
                                                                  =============

                      PHYSICIANS NUTRACEUTICAL LABORATORIES
                                INCOME STATEMENT
                    FOR THE SEVEN MONTHS ENDING JULY 31, 2003

                                                                         Current Month                Year to Date
Revenues
PHYS SALES - CHOLESS                                                     $        0.00       0.00  $          0.00       0.00
PHYS SALES - BASIC ESSENTIALS                                                   239.40       0.79         1,516.25       0.30
PHYSICIAN SALES - ARTHRITIS                                                     718.20       2.36         2,693.25       0.53
PHYSICIAN SALES - COLD & FLU                                                      0.00       0.00            90.00        002
PHYSICIAN SALES - WEIGHT LOSS                                                     0.00       0.00           686.13       0.14
PHYSICIAN SALES - CHOL HLTH                                                   3,208.50      10.55         7,417.95       1.47
PHYSICIAN SALES - CARDIO                                                          0.00       0.00         1,338.55       0.27
PHYSICIAN SALES - TEST KIT                                                      264.00       0.87           264.00       0.05
PHYS SALES - HORMONE HLTH                                                       335.46       1.10           335.46       0.07

RETAIL SALES - CHOLESS                                                            0.00       0.00             0.00       0.00
RETAIL SALES - BASIC ESSENTIAL                                                   34.96       0.12         6,153.02       1.22
RETAIL SALES - ARTHRITIS                                                        176.78       0.58         6,908.23       1.37
RETAIL SALES - COLD & FLU                                                         0.00       0.00             0.00       0.00
RETAIL SALES - WEIGHT LOSS                                                        0.00       0.00         3,378.34       0.67
RETAIL SALES - CHOL HLTH                                                     18,215.58      59.92       153,546.64      30.40
RETAIL SALES - CARDIO                                                             0.00       0.00             0.00       0.00
RETAILS SALES - TEST KIT                                                      1,752.30       5.76         2,675.16       0.53
RETAIL SALES - HORMONE HLTH                                                   1,436.40       4.73         1,436.40       0.28

PATIENT SALES - CHOLESS                                                          15960       0.53           339.30       0.07
PATIENT SLS - BASIC ESSENTIALS                                                  957.50       3.15         4,627.70       0.92
PATIENT SALES - ARTHRITIS                                                       689.00       2.27         1,731.50       0.34
PATIENT SALES - COLD & FLU                                                        0.00       0.00             5.00       0.00
PATIENT SALES - WEIGHT LOSS                                                     270.00       0.89         1,915.25       0.38
PATIENT SALES - CHOL HLTH                                                     2,443.34       8.04        10,344.24       2.05
PATIENT SALES - CARDIO                                                           51.95       0.17           207.80       0.04
PATIENT SALES - TEST KIT                                                          0.00       0.00             0.00       0.00
PATIENT SALES - HORMONE HLTH                                                     46.87       0.15            46.87       0.01

MASS MKT SALES - CHOLESS                                                          0.00       0.00       124.492.15      24.65
MASS MKT SALES - BASIC ESS                                                        0.00       0.00             0.00       0.00
MASS MKT SALES - ARTHRITIS                                                        0.00       0.00             0.00       0.00
MASS MKT SALES - COLD & FLU                                                       0.00       0.00             0.00       0.00
MASS MKT SALES - WEIGHT LOS                                                       0.00       0.00             0.00       0.00
MASS MKT SALES - CHOL HLTH                                                        0.00       0.00             0.00       0.00
MASS MKT SALES - CARDIO                                                           0.00       0.00             0.00       0.00
MASS MKT SALES - TEST KIT                                                         0.00       0.00       179,988.39      35.64
MASS MKT SALES - HORMONE HLTH                                                    00.00       0.00             0.00       0.00

DIRECT RESP SLS - CHOLESS                                                         0.00       0.00             0.00       0.00
DIRECT RESP SLS - BASIC ESS                                                       0.00       0.00             0.00       0.00
DIRECT RESP SLS - ARTHRITIS                                                       0.00       0.00             0.00       0.00
DIRECT RESP SLS - COLD & FLU                                                      0.00       0.00             0.00       0.00
DIRECT RESP SLS - WEIGHT LOSS                                                     0.00       0.00             0.00       0.00
DIRECT RESP SLS - CHOL HLTH                                                       0.00       0.00             0.00       0.00
DIRECT RESP SLS - CARDIO                                                          0.00       0.00             0.00       0.00
DIRECT RESP SLS - TEST KIT                                                        0.00       0.00             0.00       0.00
DIRECT RESP SLS - HORM HLTH                                                       0.00       0.00             0.00       0.00

                      PHYSICIANS NUTRACEUTICAL LABORATORIES
                                INCOME STATEMENT
                    FOR THE SEVEN MONTHS ENDING JULY 31, 2003

                                                                         Current Month                Year to Date
INTERNET SLS - CHOLESS                                                            0.00       0.00             0.00       0.00
INTERNET SALES - BASIC ESS                                                        0.00       0.00           239.60       0.05
INTERNET SALES - ARTHRITIS                                                        0.00       0.00             0.00       0.00
INTERNET SALES - COLD & FLU                                                       0.00       0.00             0.00       0.00
INTERNET SALES - WEIGHT LOSS                                                      0.00       0.00           159.65       0.03
INTERNET SALES - CHOL HLTH                                                        0.00       0.00           938.10       0.19
INTERNET SALES - CARDIO                                                           0.00       0.00             0.00       0.00
INTERNET SALES - TEST KIT                                                         0.00       0.00             0.00       0.00
INTERNET SALES - HORM HLTH                                                        0.00       0.00             0.00       0.00

SALES DISCOUNTS - CHOLESS                                                         0.00       0.00        (3,980.43)     (0.79)
SALES DISCOUNTS - BASIC ESS                                                      (5.15)     (0.02)           (5.15)      0.00
SALES DISCOUNTS - ARTHRITIS                                                     (10.00)     (0.03)          (15.00)      0.00
SALES DISCOUNTS - COLD & FLU                                                      0.00       0.00             0.00       0.00
SALES DISCOUNTS - WEIGHT LOSS                                                     0.00       0.00             0.00       0.00
SALES DISCOUNTS - CHOL HLTH                                                    (142.56)     (0.47)         (822.94)     (0.16)
SALES DISCOUNTS - CARDIO                                                          0.00       0.00             0.00       0.00
SALES DISCOUNTS - TEST KIT                                                      (86.29)     (0.28)         (201.34)     (0.04)
SALES DISCOUNTS - HORM HLTH                                                     (14.36)     (0.05)          (14.36)      0.00

SALES RETURNS - CHOLESS                                                           0.00       0.00             0.00       0.00
SALES RETURNS - BASIC ESS                                                       (98.85)     (0.33)          (87.30)     (0.02)
SALES RETURNS - ARTHRITIS                                                         0.00       0.00          (144.72)     (0.03)
SALES RETURNS - COLD & FLU                                                        0.00       0.00             0.00       0.00
SALES RETURNS - WEIGHT LOSS                                                       0.00       0.00             0.00       0.00
SALES RETURNS - CHOL HLTH                                                      (243.20)     (0.80)       (3,115.64)     (0.62)
SALES RETURNS - CARDIO                                                            0.00       0.00             0.00       0.00
SALES RETURNS - TEST KIT                                                          0.00       0.00             0.00       0.00
SALES RETURNS - HORM HLTH                                                         0.00       0.00             0.00       0.00

PURCHASE DISCOUNTS                                                                0.00       0.00             0.00       0.00

INTEREST INCOME                                                                   0.06       0.00             0.70       0.00
                                                                         -------------     ------  ---------------     ------
Total Revenues                                                               30,399.49     100.00       505.088.75     100.00
                                                                         -------------     ------  ---------------     ------


Cost of Sales
PHYS - CHOLESS - COST                                                             0.00       0.00            (4.75)      0.00
PHYS SALES - BASIC ESS - COS                                                      0.00       0.00           (25.70)     (0.01)
PHYS SLS - ARTHRITIS - COG                                                        0.00       0.00          (127.63)     (0.03)
PHYS SLS - COLD & FLU - COG                                                       0.00       0.00             0.00       0.00
PHYS SLS - WEIGHT LOSS - COG                                                      0.00       0.00           (17.85)      0.00
PHYS SLS - CHOL HLTH - COG                                                        0.00       0.00          (202.30)     (0.04)
PHYS SLS - CARDIO - COG                                                          53.00       0.17           728.757      0.14
PHYS SLS - TEST KIT - COS                                                         0.00       0.00             0.00       0.00
PHYS SLS - HORM HLTH - COS                                                        0.00       0.00             0.00       0.00

                      PHYSICIANS NUTRACEUTICAL LABORATORIES
                                INCOME STATEMENT
                    FOR THE SEVEN MONTHS ENDING JULY 31, 2003

                                                                         Current Month                Year to Date
RETAIL SALES - CHOLESS - COG                                                      0.00       0.00             0.00       0.00
RETAIL SALES - BASIC ESS - COG                                                  373.50       1.23         2,429.25       0.48
RETAIL SALES - ARTHRITIS - COG                                                  456.75        150         3,324.99       0.66
RETAIL SLS - COLD & FLU - COG                                                     0.00       0.00            91.95       0.02
RETAIL SLS - WEIGHT LOSS -COG                                                   117.00       0.38         1,818.00       0.36
RETAIL SALES - CHOL HLTH - COG                                                8,558.27      28.15        54,375.02      10.77
RETAIL SALES - CARDIO - COG                                                       0.00       0.00           (13.25)      0.00
RETAIL SLS - TEST KIT - COS                                                       0.00       0.00           (21.64)      0.00
RETAIL SLS - HORM HLTH - COS                                                    434.35       1.43           434.35       0.09

PATIENT SLS - CHOLESS - COG                                                       0.00       0.00           (70.39)     (0.01)
PATIENT SLS - BASIC ESS - COG                                                     0.00       0.00           (55.45)     (0.01)
PATIENT SLS - ARTHRITIS - COG                                                     0.00       0.00           (67.81)     (0.01)
PATIENT SLS - COLD & FLU - COG                                                    0.00       0.00           (12.26)      0.00
PATIENT SLS - WEIGHT LOSS - COG                                                   0.00       0.00            11.90       0.00
PATIENT SLS - CHOL HLTH - COG                                                     0.00       0.00          (107.10)     (0.02)
PATIENT SLS - CARDIO - COG                                                        0.00       0.00             0.00       0.00
PATIENT SLS - TEST KIT - COS                                                      0.00       0.00          (177.34)     (0.04)
PATIENT SLS - HORM HLTH - COST                                                    0.00       0.00             0.00       0.00

MASS MKT SLS - CHOLESS - COG                                                     28.00       0.13        33,983.66       6.73
MASS MKT SLS - BASIC ESS - COG                                                    0.00       0.00             0.00       0.00
MASS MKT SLS - ARTHRITIS - COG                                                    0.00       0.00             0.00       0.00
MASS MKT SLS - COLD & FLU - COG                                                   0.00       0.00             0.00       0.00
MASS MKT SLS - WGHT LOSS - COG                                                    0.00       0.00             0.00       0.00
MASS MKT SLS - CHOL HLTH - COG                                                    0.00       0.00             0.00       0.00
MASS MKT SLS - TEST KIT - COS                                                 1,038.49       3.42        87,805.50      17.38
MASS MKT SLS - HORM HLTH - CO                                                     0.00       0.00             0.00       0.00

DIR RESP SLS - CHOLESS - COS                                                      0.00       0.00             0.00       0.00
DIR RESP SLS - BASIC ESS - COS                                                    0.00       0.00             0.00       0.00
DIR RESP SLS - ARTHRITIS - COS                                                    0.00       0.00             0.00       0.00
DIR RESP SLS - COLD & FLU - COS                                                   0.00       0.00             0.00       0.00
DIR RESP SLS - WGHT LOSS - COS                                                    0.00       0.00             0.00       0.00
DIR RESP SLS - CHOL HLTH - COS                                                    0.00       0.00             0.00       0.00
DIR RESP SLS - CARDIO - COS                                                       0.00       0.00             0.00       0.00
DIR RESP SLS - TEST KIT - COS                                                     0.00       0.00             0.00       0.00
DIR RESP SLS - HORM HLTH - COS                                                    0.00       0.00             0.00       0.00

INTERNET SLS - CHOLESS - COS                                                      0.00       0.00             0.00       0.00
INTERNET SLS - BASIC ESS - COS                                                    0.00       0.00             0.00       0.00
INTERNET SLS - ARTHRITIS - COS                                                    0.00       0.00             0.00       0.00
INTERNET SLS - COLD & FLU - COS                                                   0.00       0.00             0.00       0.00
INTERNET SLS - WGHT LOSS - COS                                                    0.00       0.00             0.00       0.00
INTERNET SLS - CHOL HLTH - COS                                                    0.00       0.00             0.00       0.00
INTERNET SLS - CARDIO - COS                                                       0.00       0.00             0.00       0.00
INTERNET SLS - TEST KIT - COS                                                     0.00       0.00             0.00       0.00
INTERNET SLS - HORM HLTH - COS                                                    0.00       0.00             0.00       0.00

                      PHYSICIANS NUTRACEUTICAL LABORATORIES
                                INCOME STATEMENT
                    FOR THE SEVEN MONTHS ENDING JULY 31, 2003

                                                                         Current Month                Year to Date
FREIGHT - CHOLESS                                                                 0.00       0.00             0.00       0.00
FREIGHT - BASIC ESSENTIALS                                                        0.00       0.00           185.60       0.04
FREIGHT - ARTHRITIS                                                               0.00       0.00           146.90       0.03
FREIGHT - COLD & FLU                                                              0.00       0.00             0.00       0.00
FREIGHT - WEIGHT LOSS                                                            20.00       0.07            39.78       0.01
FREIGHT - CHOL HLTH                                                            (429.56)     (1.41)       (5,001.43)     (0.99)
FREIGHT - CARDIO                                                                355.71       1.17           406.96       0.08
FREIGHT - TEST KIT                                                                6.00       0.02         1,425.64       0.28
FREIGHT - HORMONE HLTH                                                          152.09       0.50           152.09       0.03

SHIPPING                                                                      1,907.25       6.27        16,449.51       3.26
                                                                         -------------     ------  ---------------     ------
Total Cost of Sales                                                          13,080.85      43.03       197,900.95      39.18
                                                                         -------------     ------  ---------------     ------
Gross Profit                                                                 17,318.64      56.97       307,187.80      60.82
                                                                         -------------     ------  ---------------     ------
Expenses
EXECUTIVE - SALARIES & WAGES                                                      0.00       0.00             0.00       0.00
EXECUTIVE - PAYROLL TAX EXP                                                       0.00       0.00             0.00       0.00
EXECUTIVE - FUTA                                                                  0.00       0.00             0.00       0.00
EXECUTIVE - SUTA                                                                  0.00       0.00             0.00       0.00
EXECUTIVE - EMPLOYEE BENEFITS                                                 2,875.00       9.46        20,125.00       3.98
EXECUTIVE - TRAINING & EDUC                                                       0.00       0.00             0.00       0.00
EXECUTIVE - RECRUITMENT EXP                                                       0.00       0.00             0.00       0.00
EXECUTIVE - PART TIME LABOR                                                       0.00       0.00             0.00       0.00
EXECUTIVE - MANAGEMENT FEES                                                  10,000.00      32.90        70,000.00      13.86

ADMIN - SALARIES & WAGES                                                      2,512.33       8.26        16,587.87       3.34
ADMIN - PAYROLL TAX EXPENSE                                                     215.57       0.71         1,539.32       0.30
ADMIN - FUTA                                                                      0.00       0.00            42.88       0.01
ADMIN - SUTA                                                                      0.00       0.00           233.97       0.04
ADMIN - EMPLOYEE BENEFITS                                                         0.00       0.00             0.00       0.00
ADMIN - TRAINING & EDUC                                                           0.00       0.00             0.00       0.00
ADMIN - RECRUITING FEES                                                           0.00       0.00             0.00       0.00
ADMIN - PART TIME LABOR                                                           0.00       0.00             0.00       0.00

ACCTNG - SALARIES & WAGES                                                     4,069.26      13.39        26,781.06       5.30
ACCTNG - PAYROLL TAX EXPENSE                                                    311.32       1.02         2,098.64       0.42
ACCTNG - FUTA                                                                     0.00       0.00            72.15       0.01
ACCTNG - SUTA                                                                     0.00       0.00           370.71       0.07
ACCTNG - EMPLOYEE BENEFITS                                                        0.00       0.00             0.00       0.00
ACCTNG - TRAINING & EDUC                                                          0.00       0.00             0.00       0.00
ACCTNG - RECRUITING FEES                                                          0.00       0.00             0.00       0.00
ACCTNG - PART TIME LABOR                                                          0.00       0.00             0.00       0.00


                      PHYSICIANS NUTRACEUTICAL LABORATORIES
                                INCOME STATEMENT
                    FOR THE SEVEN MONTHS ENDING JULY 31, 2003

                                                                         Current Month                Year to Date
MKTNG - SALARIES & WAGES
MKTNG - PAYROLL TAX EXPENSE                                                       0.00       0.00             0.00       0.00
MKTNG - FUTA                                                                      0.00       0.00             0.00       0.00
MKTNG - SUTA                                                                      0.00       0.00             0.00       0.00
MKTNG - EMPLOYEE BENEFITS                                                         0.00       0.00             0.00       0.00
MKTNG - TRAINING & EDUC                                                           0.00       0.00             0.00       0.00
MKTNG - RECRUITING FEES                                                           0.00       0.00             0.00       0.00
MKTNG - PART TIME LABOR                                                           0.00       0.00             0.00       0.00

SALES - SALARIES & WAGES                                                      4,565.00      15.02        29,868.75       5.91
SALES - PAYROLL TAX EXPENSE                                                     435.50       1.43         3,046.93       0.60
SALES - FUTA                                                                      0.00       0.00           108.96       0.02
SALES - SUTA                                                                      0.00       0.00           562.41       0.11
SALES - EMPLOYEE BENEFITS                                                         0.00       0.00             0.00       0.00
SALES - TRAINING & EDUC                                                           0.00       0.00             0.00       0.00
SALES - RECRUITING FEES                                                           0.00       0.00             0.00       0.00
SALES - PART TIME LABOR                                                           0.00       0.00             0.00       0.00
SALES - COMMISSION EXP - RAY                                                    492.60       1.62         3,914.43       0.77
SALES - COMMISSION EXP - LISA                                                   634.92       2.09         4,233.50       0.84
SALES - COMMISSION EXP - DEE                                                    138.68       0.46           938.58       0.19

PROD DEV - SALARIES & WAGES                                                       0.00       0.00             0.00       0.00
PROD DEV - PAYROLL TAX EXPENSE                                                    0.00       0.00             0.00       0.00
PROD DEV - FUTA                                                                   0.00       0.00             0.00       0.00
PROD DEV - SUTA                                                                   0.00       0.00             0.00       0.00
PROD DEV - EMPLOYEE BENEFITS                                                      0.00       0.00             0.00       0.00
PROD DEV - TRAINING & EDUC                                                        0.00       0.00             0.00       0.00
PROD DEV - RECRUITING FEES                                                        0.00       0.00             0.00       0.00
PROD DEV - PART TIME LABOR                                                        0.00       0.00             0.00       0.00

EXECUTIVE - CONSULTING FEES                                                       0.00       0.00             0.00       0.00
EXECUTIVE - LEGAL/PROF FEES                                                       0.00       0.00             0.00       0.00
EXECUTIVE - OFFICE SUPPLIES                                                       0.00       0.00             7.16       0.00
EXECUTIVE - TRAVEL EXPENSES                                                      62.95       0.21           554.28       0.11
EXECUTIVE - VEHICLE LEASE EXP                                                     0.00       0.00             0.00       0.00
EXECUTIVE - VEHICLE REPAIRS                                                     211.50       0.70           583.68       0.12
EXECUTIVE - MEALS & ENT                                                           0.00       0.00             0.00       0.00
EXECUTIVE - PHONE EXPENSES                                                      119.83       0.39         1,093.61       0.22
EXECUTIVE - FEES & MEMBERSHI                                                      0.00       0.00             0.00       0.00

                      PHYSICIANS NUTRACEUTICAL LABORATORIES
                                INCOME STATEMENT
                    FOR THE SEVEN MONTHS ENDING JULY 31, 2003

                                                                         Current Month                Year to Date
ADMIN - CONSULTING FEES                                                           0.00       0.00             0.00       0.00
ADMIN - LEGAL/PROF FEES                                                           5.52       0.02         3,772.74       0.75
ADMIN - OFFICE SUPPLIES                                                         393.59       1.29         2,321.84       0.46
ADMIN - COMPUTER SUPPLIES                                                         0.00       0.00             0.00       0.00
ADMIN - TRAVEL EXPENSES                                                           0.00       0.00             0.00       0.00
ADMIN - VEHICLE LEASE EXP                                                         0.00       0.00             0.00       0.00
ADMIN - MEALS & ENT                                                               0.00       0.00           181.53       0.04
ADMIN - PHONE EXPENSE                                                           312.19       1.03         1,474.10       0.29
ADMIN - OFFICE RENT                                                           1,462.59       4.81        10,056.21       1.99
ADMIN - EQUIPMENT LEASE EXP                                                       0.00       0.00             0.00       0.00
ADMIN - POSTAGE EXPENSE                                                         365.68       1.20         1,957.75       0.39
ADMIN - PRINTING EXPENSE                                                          0.00       0.00             0.00       0.00
ADMIN - BANK SERVICE CHARGES                                                    158.13       0.52           920.71       0.18
ADMIN - CREDIT CARD FEES                                                        657.52       2.16         4,557.98       0.90
ADMIN - COMPUTER EXPENSES                                                         0.00       0.00             0.00       0.00
ADMIN - WORKERS COMP INS                                                          0.00       0.00             0.00       0.00
ADMIN - PROP LIABILITY INS                                                        0.00       0.00           460.45       0.09
ADMIN - PRODUCT LIABILITY INS                                                 1,041.40       3.43         6,198.81       1.23
ADMIN - HEALTH INS EXP                                                            0.00       0.00             0.00       0.00
ADMIN - LIFE INSURANCE                                                            0.00       0.00             0.00       0.00
ADMIN - AUTO INSURANCE                                                          333.26       1.10           997.79       0.20
ADMIN - OTHER INSURANCE                                                           0.00       0.00             0.00       0.00
ADMIN - REPAIRS & MAINT                                                           0.00       0.00           254.00       0.05
ADMIN - STORAGE FEES                                                            121.54       0.40           860.78       0.17
ADMIN - UTILITY EXPENSE                                                           0.00       0.00           205.05       0.04
ADMIN - FEES & MEMBERSHIPS                                                        0.00       0.00             0.00       0.00
ADMIN - LICENSES & FEES                                                           0.00       0.00           160.00       0.03
ADMIN - ONLINE SERVICE FEES                                                      28.90       0.10           245.40       0.05
ADMIN - WEBSITE COSTS                                                           139.95       0.46           979.65       0.19
ADMIN - PAYROLL SERVICE                                                         205.90       0.68         1,656.35       0.33

ACCTNG - CONSULTING FEES                                                          0.00       0.00            19.95       0.00
ACCTNG - LEGAL/PROF FEES                                                          0.00       0.00             0.00       0.00
ACCTNG - OFFICE SUPPLIES                                                          0.00       0.00           307.35       0.06
ACCTNG - COMPUTER SUPPLIES                                                        0.00       0.00           229.00       0.05
ACCTNG - TRAVEL EXPENSES                                                          0.00       0.00         1,022.60       0.20
ACCTNG - VEHICLE LEASE EXP                                                     (310.00)     (1.02)          (80.00)     (0.02)
ACCTNG - MEALS & ENT                                                              0.00       0.00           545.50       0.11
ACCTNG - PHONE EXPENSES                                                          66.99       0.22           657.94       0.13
ACCTNG - POSTAGE EXPENSES                                                         0.00       0.00             0.00       0.00
ACCTNG - PRINTING EXPENSES                                                        0.00       0.00             0.00       0.00
ACCTNG - FEES & MEMBERSHIPS                                                       0.00       0.00             0.00       0.00

                      PHYSICIANS NUTRACEUTICAL LABORATORIES
                                INCOME STATEMENT
                    FOR THE SEVEN MONTHS ENDING JULY 31, 2003

                                                                         Current Month                Year to Date
MKTNG - CONSULTING FEES                                                           0.00       0.00        47,992.00       9.50
MKTNG - LEGAL/PROF FEES                                                           0.00       0.00             0.00       0.00
MKTNG - OFFICE SUPPLIES                                                           0.00       0.00             0.00       0.00
MKTNG - COMPUTER SUPPLIES                                                         0.00       0.00             0.00       0.00
MKTNG - TRAVEL EXPENSES                                                           0.00       0.00             0.00       0.00
MKTNG - VEHICLE LEASE EXP                                                         0.00       0.00             0.00       0.00
MKTNG - MEALS & ENT                                                               0.00       0.00             0.00       0.00
MKTNG - PHONE EXPENSES                                                            0.00       0.00             0.00       0.00
MKTNG - POSTAGE EXPENSE                                                           0.00       0.00             0.00       0.00
MKTNG - PRINTING EXPENSE                                                      1,335.60       4.39         1,558.20       0.31
MKTNG - ADVERTISING EXPENSE                                                       0.00       0.00       144,096.02      28.53
MKTNG - FEES & MEMBERSHIPS                                                        0.00       0.00             0.00       0.00
MKTNG - TRADE SHOW EXPENSE                                                        0.00       0.00             0.00       0.00

SALES - CONSULTING FEES                                                           0.00       0.00             0.00       0.00
SALES - LEGAL/PROF FEES                                                           0.00       0.00             0.00       0.00
SALES - OFFICE SUPPLIES                                                           0.00       0.00         1,185.00       0.23
SALES - COMPUTER EXPENSES                                                         0.00       0.00             0.00       0.00
SALES - TRAVEL EXPENSES                                                           0.00       0.00             0.00       0.00
SALES - VEHICLE LEASE EXP                                                         0.00       0.00             0.00       0.00
SALES - MEALS & ENT                                                               0.00       0.00             0.00       0.00
SALES - PHONE EXPENSES                                                          937.85       3.09         5,365.07       1.06
SALES - POSTAGE EXPENSES                                                          0.00       0.00             0.00       0.00
SALES - PRINTING EXPENSES                                                         0.00       0.00             0.00       0.00
SALES - COMPUTER EXPENSES                                                         0.00       0.00             0.00       0.00
SALES - PHYS COMM EXPENSE                                                       849.00       2.79         6,898.45       1.37
SALES - BAD DEBT EXPENSE                                                      1,508.55       4.96         2,379.70       0.47
SALES - DISTRIBUTOR MARGIN EX                                                     0.00       0.00        22,211.10       4.40
SALES - FEES & MEMBERSHIPS                                                        0.00       0.00           298.76       0.06
SALES - SALES PROMOTIONS                                                          0.00       0.00        39,340.32       7.79

PROD DEV - CONSULTING FEES                                                        0.00       0.00             0.00       0.00
PROD DEV - LEGAL/PROF FEES                                                        0.00       0.00             0.00       0.00
PROD DEV - OFFICE SUPPLIES                                                        0.00       0.00           100.37       0.02
PROD DEV - TRAVEL EXPENSES                                                        0.00       0.00             0.00       0.00
PROD DEV - VEHICLE LEASE EXP                                                      0.00       0.00             0.00       0.00
PROD DEV - MEALS & ENT                                                            0.00       0.00             0.00       0.00
PROD DEV - PHONE EXPENSE                                                          0.00       0.00             0.00       0.00
PROD DEV - POSTAGE EXPENSE                                                        0.00       0.00             0.00       0.00
PROD DEV - PRINTING EXPENSE                                                   2,581.90       8.49         2,581.90       0.51
PROD DEV - ADVERTISING EXP                                                        0.00       0.00             0.00       0.00
PROD DEV - RESEARCH COSTS                                                         0.00       0.00            82.43       0.02
PROD DEV - DESIGN COSTS                                                           0.00       0.00         1,563.00       0.31
PROD DEV - PRODUCT WASTE EXP                                                      0.00       0.00             0.00       0.00
PROD DEV - FEES & MEMBERSHIPS                                                     0.00       0.00             0.00       0.00
PROD DEV - TRADE SHOW                                                             0.00       0.00             0.00       0.00

                      PHYSICIANS NUTRACEUTICAL LABORATORIES
                                INCOME STATEMENT
                    FOR THE SEVEN MONTHS ENDING JULY 31, 2003

                                                                         Current Month                Year to Date
DEPRECIATION EXPENSE                                                            903.36       2.97         6,311.01       1.25
AMORTIZATION EXPENSE                                                              0.00       0.00             0.00       0.00
GRANTS                                                                            0.00       0.00         (1000.00)     (0.20)
CHARITABLE CONTRIBUTIONS                                                          0.00       0.00             0.00       0.00
LOSS ON DISPOSAL OF ASSET                                                         0.00       0.00             0.00       0.00
INTEREST EXPENSE                                                                814.48       2.68        18,320.59       3.63
FEDERAL INCOME TAX                                                                0.00       0.00             0.00       0.00
STATE & LOCAL TAXES                                                               0.00       0.00            71.06       0.01
                                                                         -------------     ------  ---------------     ------
Total Expenses                                                               40,558.36     133.42       522,342.35     103.42
                                                                         -------------     ------  ---------------     ------
Net Income                                                               $  (23,239.72)    (76.45) $   (215,154.55)    (42.60)
                                                                         =============     ======  ===============     ======

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                          FINANCIAL STATEMENTS FOR THE

                          YEAR ENDED DECEMBER 31, 2002

                          INDEPENDENT AUDITORS' REPORT


Shareholders and Board of Directors
Physicians Nutraceutical Laboratories, Inc.

We have audited the accompanying balance sheet of Physicians Nutraceutical Laboratories, Inc. as of December 31, 2002 and the related statements of operations, stockholders' (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Because we were not engaged as auditors until after December 31, 2001, we were not present to observe the physical inventory taken at that date and we were unable to satisfy ourselves regarding inventory quantities by means of other audit procedures. The amount of inventory at December 31, 2001 (stated as $59,712), materially affects the determination of the results of operations and cash flows for the year ended December 31, 2002.

Because of the matter discussed in the preceding paragraph, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the results of operations and cash flows for the year ending December 31, 2002.

In our opinion, the balance sheet of Physicians Nutraceutical Laboratories, Inc. as of December 31, 2002, presents fairly, in all material respects, the financial position of Physicians Nutraceutical Laboratories, Inc. as of December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred substantial losses during the year ended December 31, 2002 and has working capital and stockholder deficits at December 31, 2002. Realization of the Company's assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary in the event that the Company cannot continue in existence.



/s/ Tschopp, Whitcomb & Orr, P.A.

November 17, 2003
Maitland, Florida

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                                  BALANCE SHEET

                               December 31, 2002



                                     ASSETS
                                     -------
Current assets:
      Cash                                                         $     2,065
      Accounts receivable                                               13,124
      Inventory                                                         15,914
      Prepaid expenses                                                  15,000
                                                                   -----------

           Total current assets                                         46,103
                                                                   -----------

Property and equipment, net (note 3)                                    25,867
Other assets                                                             1,252
                                                                   -----------

                                                                   $    73,222
                                                                   ===========


                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)
                     ---------------------------------------

Current liabilities:
      Accounts payable and accrued expenses                        $   545,854
      Due to affiliate                                                 328,597
      Note payable, officer (note 4)                                   188,444
                                                                   -----------

           Total current liabilities                                 1,062,895
                                                                   -----------

Stockholders' (deficit):
      Preferred stock, Series A convertible, $.001 par value,
        10,000,000 shares authorized, 514,162 shares issued
        and outstanding                                                    514
      Preferred stock, undesignated, 9,000,000 shares authorized            --
      Common stock, $.001 par value, 100,000,000 shares
        authorized, 2,925,848 shares issued and outstanding              2,926
      Additional paid-in capital                                     2,728,124
      Accumulated (deficit)                                         (3,721,237)
                                                                   -----------

                                                                      (989,673)
                                                                   -----------

                                                                   $    73,222
                                                                   ===========

               See accompanying note to the financial statements.

                 PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                             STATEMENT OF OPERATIONS

                      For the year ended December 31, 2002



Revenue                                              $   807,229
                                                     -----------

Operating expenses:
      Cost of sales                                      283,647
      Selling, general and administrative expenses       689,913
                                                     -----------

                                                         973,560
                                                     -----------

Net (loss)                                           $  (166,331)
                                                     ===========

Per share information - basic and fully diluted:

      Weighted average shares outstanding              2,925,848
                                                     ===========

      Net (loss) per share                           $     (0.05)
                                                     ===========

               See accompanying note to the financial statements.

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                      STATEMENT OF STOCKHOLDERS' (DEFICIT)

                      For the year ended December 31, 2002



                             COMMON STOCK            PREFERRED STOCK
                       -----------------------   -----------------------    PAID-IN      ACCUMULATED
                          SHARES       AMOUNT      SHARES       AMOUNT      CAPITAL       (DEFICIT)      TOTAL
                       ----------   ----------   ----------   ----------   ----------    ----------    ----------
Balances,
  December 31, 2001     2,925,848   $    2,926      514,162          514    2,748,872    (3,554,906)     (802,594)

Conversion of equity
   to debt                     --           --           --           --      (20,748)           --       (20,748)

Net loss                       --           --           --           --           --      (166,331)     (166,331)
                       ----------   ----------   ----------   ----------   ----------    ----------    ----------

Balances,
  December 31, 2002     2,925,848   $    2,926      514,162          514    2,728,124    (3,721,237)     (989,673)
                       ==========   ==========   ==========   ==========   ==========    ==========    ==========

               See accompanying note to the financial statements.

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                            STATEMENTS OF CASH FLOWS

                      For the year ended December 31, 2002


Net (loss)                                                                            $(166,331)
      Adjustment to reconcile net (loss) to net cash
      (used in) operating activities:
         Depreciation                                                                    11,176
         Write off of deferred offering costs                                            10,000
         Loss on disposal of equipment                                                    2,700
         Changes in operating assets and liabilites:
            Accounts receivable                                                          19,600
            Inventory                                                                    43,798
            Prepaid expenses                                                             49,800
            Other assets                                                                    529
            Deferred revenue                                                           (244,020)
            Accounts payable and accrued expenses                                       232,708
                                                                                      ---------

                     Net cash (used in) operating activities                            (40,040)
                                                                                      ---------

Cash flows from financing activities:
      Proceeds from amounts due to affiliate                                            (39,597)
      Payments, notes payable - officer                                                  (3,709)
                                                                                      ---------

                     Net cash provided by financing activities                          (43,306)
                                                                                      ---------

Net (decrease) increase in cash                                                         (83,346)

Beginning - cash balance                                                                 85,411
                                                                                      ---------

Ending - cash balance                                                                 $   2,065
                                                                                      =========

Supplemental cash flow information:
      Cash paid for income taxes                                                      $      --
                                                                                      =========
      Cash paid for interest                                                          $      --
                                                                                      =========

Supplemental schedule of non cash investing and financing activity:
      During the year end December 31, 2002, the Company and NSS agreed to convert $20,748 of previous capital contributions to advance from affiliate

              See accompanying notes to the financial statements.

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)      ORGANIZATION

The Company was incorporated on October 26, 1999 in the State of Florida and is in the business of marketing and distributing nutritional products.

The Company had been a wholly owned subsidiary of Nutrition Superstores.com, Inc. ("NSS"). During February 2001 the Company agreed to issue to NSS 2,898,348 shares of common stock and 440,416 shares of preferred stock. The issuance was conditioned upon NNS's approval of a spin off of the Company to the shareholders of NSS, which was also approved in February 2001 (see note 5).

(B)      REVENUE RECOGNITION

The Company recognizes revenue when its products are shipped or services are provided.

(C)      PRODUCT DEVELOPMENT COSTS

The Company's web site will comprise multiple features and offerings that are currently under development, and it is anticipated that the offerings will require future development and refinement. In connection with the development of its products, the Company will incur external costs for hardware, software, and consulting services, and internal costs for payroll and related expenses of its technology employees directly involved in the development. All hardware costs will be capitalized. Purchased software costs will be capitalized in accordance with Statement of Position 98-1 Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. All other costs will be reviewed for determination of whether capitalization or expense as product development cost is appropriate.

(D)      INVENTORY

Inventory, which consists principally of finished goods, is stated at the lower of cost or market using the first-in, first-out method.

(Continued)

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(E)      PROPERTY, EQUIPMENT AND DEPRECIATION

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the following estimated useful lives:

                                                                     Years
                                                                     -----

                           Equipment                                   5
                           Furniture and fixtures                      5
                           Automotive equipment                        5

(F)      CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

(G)      ADVERTISING COSTS

The Company expenses all costs of advertising as incurred. Advertising costs included in selling, general and administrative expenses aggregated $27,603 during 2002.

(H)      FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include, cash, accounts receivable, accounts payable and accrued expenses and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the Company's long-term debt is estimated based upon the quoted market prices for the same or similar issues or on the current rates available to the Company for debt of the same remaining maturities.

(Continued)

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(I)      LONG-LIVED ASSETS

The carrying value of long lived assets is reviewed on a regular basis for the existence of facts and circumstances that suggest impairment. To date, no such impairment has been indicated. Should there be an impairment in the future, the Company will measure the amount of the impairment based on the undiscounted expected future cash flows from the impaired assets.

(J)      NET INCOME (LOSS) PER COMMON SHARE

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods when they are anti dilutive common stock equivalents, if any, are not considered in the computation.

(K)      USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(Continued)

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(L)      INCOME TAXES

The Company follows SFAS 109, "Accounting for Income Taxes" for recording the provision for incomes taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

(M)      DEFERRED OFFERING COSTS

The Company defers costs associated with the raising of capital until such time as the offering is completed, at which time the costs are charged against the capital raised. Should the offering be terminated the costs are charged to operations during the period when the offering is terminated.

(N)      STOCK BASED COMPENSATION

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation." The provisions of SFAS No. 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board (APB) Opinion 25, "Accounting for Stock Issued to Employees" but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

(2)      BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses during the year ended December 31, 2002 of $166,331. In addition, the Company has a working capital deficit of $1,016,792 and a stockholders' deficit of $989,673 at December 31, 2002.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and the achievement of profitable operations. The Company is in the process of attempting to raise additional equity capital through a private placement.

The accompanying financial statements do not include any adjustment that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

(3)      PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2002:

                    Furniture and fixtures                $    8,031
                    Equipment                                 27,890
                    Automotive equipment                      23,472
                                                          -----------
                                                              59,393
                    Less: accumulated depreciation            23,526
                                                          -----------

                                                          $   25,867
                                                          ===========

Depreciation expense charged to operations was $11,176 during 2002.

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

(4)      NOTES PAYABLE - OFFICER

At December 31, 2002 note payable - officer consisted of the following:

                    Notes payable with interest at 5% per annum,
                    due on demand or if demand is not made,
                    on December 31, 2003                            $  188,444
                                                                    ==========

(5)      STOCKHOLDERS' (DEFICIT)

PREFERRED STOCK

The Board of Directors has authorized the issuance of 1,000,000 shares of $.001 par value convertible preferred stock designated as Series A. Commencing on June 1, 2001 the holders of Series A shall be entitled to an 8.75% annual non-cumulative dividend in cash or at the option of the Company shares of the Company's common stock. No dividends were declared by the board of directors for the year ended December 31, 2002. Each share of Series A shall be convertible into common stock at the conversion price of 1/3 of the initial public offering price of the Company's common stock, provided however, that in the event the Company does not complete a public offering the Series A will be convertible at $5 per share but only at the expiration date of the Series A on May 31, 2004.

SHARE ISSUANCE

During February 2001 in exchange for the 100,000 common shares held by the Parent the Company agreed to issue to its Parent 2,898,348 shares of common stock and 440,416 shares of preferred stock. The issuance was conditioned upon the Parent's approval of a spin off of the Company to the shareholders of the Parent, which was approved in February 2001. All share and per share amounts have been retroactively restated to reflect the issuance.

(Continued)

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

(5)      STOCKHOLDERS' (DEFICIT) (CONTINUED)

STOCK BASED COMPENSATION

The Company agreed to issue options to purchase 27,500 shares of common stock at an exercise price of $2.00 per share and options to purchase 35,000 shares at an exercise price of $5.00 per share.

The Company accounts for stock-based compensation plans by applying APB 25 and related interpretations. Under APB 25, because the exercise price of the Company's employee stock options approximates or exceeds the market price of the underlying stock at the date of grant, no compensation cost is recognized.

SFAS 123 requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS 123. The fair value of the option grants is estimated on the date of grant utilizing the minimum value method with the following weighted average assumptions for grants during the years ended December 31, 2001 and 2000; expected life of options of 10 years, expected volatility of 0%, risk-free interest rate of 1.5% and no dividend yield. The weighted average fair value at the date of grant for options granted during the years ended December 31, 2001 and 2000 was $0.00.

Under the provisions of SFAS 123, the Company's net loss and loss per share would not have been effected.

A summary of stock option activity is as follows:

                                            Number          Weighted-Average        Weighted-Average
                                          Of Shares          Exercise Price            Fair Value
                                        ---------------    --------------------     ------------------

Balance at December 31, 2001                    62,500     $              3.65      $               -
Granted in current year                              -                       -                      -
                                        ---------------    --------------------     ------------------

Balance at December 31, 2002                    62,500     $              3.65      $               -
                                        ===============    ====================     ==================


(Continued)

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

(5)      STOCKHOLDERS' (DEFICIT) (CONTINUED)

STOCK BASED COMPENSATION (CONTINUED)

The following tables summarizes information about fixed-price stock options at December 31, 2002:

                                       Outstanding                                                   Exercisable
                                       -----------                                                   -----------
                                                                                                              Weighted-Average
                               Number           Weighted-Average     Weighted-Average         Number            Exercise
Exercise Price              Outstanding         Contractual Life     Exercise Price         Exercisable           Price
--------------              -----------         ----------------     --------------         -----------           -----

$5.00                         35,000                 8 years               $5.00               27,000              $5.00
$2.00                         27,500                 9 years               $2.00                    -              $2.00


(6)      INCOME TAXES

At December 31, 2002, the Company had a net operating loss carryforward for income tax purposes of approximately $3,600,000, which is available to offset future taxable income. The loss carryforward expires in the years beginning in 2019, unless it is utilized sooner. A valuation allowance equal to the tax benefit of the net operating losses has been established since it is uncertain that future taxable income will be realized during the carryforward period. Accordingly, no income tax provision has been recognized in the accompanying financial statements.

(7)      COMMITMENTS AND CONTINGENCIES

EMPLOYMENT CONTRACT

During January 2001, the Company entered into an employment contract with its vice president of marketing, which provides for a salary of $80,000 for 2001 and $125,000 in 2002, and 10,000 options to purchase the Company's common stock (see note 5). The contract may be terminated upon 90 days notice.

(Continued)

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

(7)      COMMITMENTS AND CONTINGENCIES (CONTINUED)

PRODUCT DISTRIBUTION AGREEMENT

During November 2001, the Company entered into a three year exclusive agreement for distribution of substantially all of its products to the mass retail outlets in the United States, Puerto Rico Guam and the U.S. Virgin Islands. This agreement is renewable for a one year period provided that the distributor purchases at least $4,000,000 in product during the final year of the initial three year term and for additional one year periods provided that the distributor purchases at least $4,000,000 in product adjusted for price increases by the Company during the proceeding one year term. In addition, the Company has agreed to issue three year warrants to purchase its common stock should the distributor pre pay for an order. For each advance payment the Company will issue the number of warrants determined by multiplying the amount of the advance by 7.5% and dividing by 4 and then dividing by the exercise price of the warrants. The resulting number will then be multiplied by 150%. The exercise price of the warrants is $1.50. During December 2001, the distributor prepaid an order in the amount of $244,020 and received 4,576 warrants, which expire during December 2004. This amount was recognized as revenue in January 2002. In conjunction with this order the Company advanced its supplier $64,800 for product to be delivered to the distributor. Had the Company computed the value of the warrants issued in accordance with the provisions of SFAS No. 123 there would be no change in the reported net loss or loss per share.

(8)      RELATED PARTY TRANSACTIONS

During 2002 the Company's president was not paid the salary due to him aggregating $120,000. The total unpaid salary due to this officer amounts to $252,000 and is included in accrued expenses in the accompanying balance sheet.

In addition, through December 31, 2002 NSS made working capital advances aggregating $328,597 to the Company. These amounts are included in amounts due to affiliate in the accompanying balance sheet.

                      PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.

                          FINANCIAL STATEMENTS FOR THE

                          YEAR ENDED DECEMBER 31, 2001

                         REPORT OF INDEPENDENT AUDITORS


Shareholders and Board of Directors
Physicians Nutraceutical Laboratories, Inc.

We have audited the accompanying balance sheet of Physicians Nutraceutical Laboratories, Inc. as of December 31, 2001, and the related statements of operations, stockholders' (deficit) and cash flows for the year ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Physicians Nutraceutical Laboratories, Inc. as of December 31, 2001, and the results of its operations, and its cash flows for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9, the Company has restated the financial statements for the year ended December 31, 2001 to correct an error in recording certain capital contributions.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 the Company has incurred substantial losses during the year ended December 31, 2001 and has working capital and stockholder deficits at December 31, 2001. Realization of the Company's assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary in the event that the Company cannot continue in existence.

Stark Winter Schenkein & Co., LLP


Denver, Colorado
February 25, 2002, except for Note 9 as To which the date is March 15, 2002

                Physicians Nutraceutical Laboratories, Inc.
                               Balance Sheet
                             December 31, 2001
                                 (restated)

Assets

Current assets:
   Cash                                                          $    85,411
   Accounts receivable                                                32,724
   Inventory                                                          59,712
   Prepaid expenses                                                   64,800
   Other current assets                                                1,781
                                                                 -----------
      Total current assets                                           244,428
                                                                 -----------

Property and equipment, net                                           39,743
                                                                 -----------

Other assets:
   Deferred offering costs                                            10,000
                                                                 -----------

                                                                 $   294,171
                                                                 ===========

Liabilities and stockholders' (deficit)

Current liabilities:
   Accounts payable and accrued expenses                         $   181,146
   Deferred revenue                                                  244,020
   Notes payable - officer                                           192,153
   Amounts due to officer                                            132,000
   Amounts due to affiliate                                          347,446
                                                                 -----------
      Total current liabilities                                    1,096,765
                                                                 -----------

Stockholders' (deficit):
   Preferred stock, Series A convertible,
      $.001 par value,10,000,000 shares authorized,
      514,162 shares issued and outstanding                              514
   Preferred stock, undesignated, 9,000,000 shares authorized             --
   Common stock, $.001 par value,
      40,000,000 shares authorized,
      2,925,848 shares issued and outstanding                          2,926
   Additional paid in capital                                      2,748,872
   Accumulated (deficit)                                          (3,554,906)
                                                                 -----------
                                                                    (802,594)
                                                                 -----------

                                                                 $   294,171
                                                                 ===========


            See the accompanying notes to the financial statements.

                   Physicians Nutraceutical Laboratories, Inc.
                            Statements of Operations
                      For the Year Ended December 31, 2001


                                                                   2001
                                                               -----------


Revenue                                                        $   309,861
                                                               -----------

Operating expenses:
   Cost of sales                                                   130,787
   Selling, general and administrative expenses                  1,143,987
                                                               -----------
                                                                 1,274,774
                                                               -----------

Net (loss)                                                     $  (964,913)
                                                               ===========

Per share information - basic and fully diluted:

  Weighted average shares outstanding                            2,925,848
                                                               ===========
  Net (loss) per share                                         $     (0.33)
                                                               ===========


            See the accompanying notes to the financial statements.

                   Physicians Nutraceutical Laboratories, Inc.
                      Statement of Stockholders' (Deficit)
                      For the Year Ended December 31, 2001
                                   (restated)


                                            Common Stock              Preferred Stock
                                    --------------------------  ---------------------------   Paid in     Accumulated
                                       Shares       Amount         Shares        Amount       Capital      (Deficit)       Total
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance December 31, 2000             2,898,348   $     2,898       440,416   $       440   $ 2,707,661   $(2,589,993)  $   121,006

Common shares issued for services        27,500            28            --            --            --            --            28
Gifted preferred shares                      --            --        73,746            74            --            --            74
Capital contribution by affiliate            --            --            --            --        41,211            --        41,211
Net (loss) for the year                      --            --            --            --            --      (964,913)     (964,913)
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------

Balance at December 31, 2001          2,925,848   $     2,926       514,162   $       514   $ 2,748,872   $(3,554,906)  $  (802,594)
                                    ===========   ===========   ===========   ===========   ===========   ===========   ===========

            See the accompanying notes to the financial statements.

                   Physicians Nutraceutical Laboratories, Inc.
                            Statements of Cash Flows
                      For the Year Ended December 31, 2001
                                   (restated)

                                                                 2001
                                                             -----------

Net (loss)                                                   $  (964,913)
  Adjustments to reconcile net (loss) to net cash
  (used in) operating activities:
  Depreciation                                                    11,534
  Capital contribution of officer's salary                            --
  Write off of deferred offering costs                           115,640
  Common shares issued for non cash items                            102
  (Increase) in accounts receivable                              (32,724)
  (Increase) in inventory                                        (17,718)
  Decrease in prepaid expenses                                    75,289
  (Increase) in other current assets                              (1,781)
  Decrease in cash - escrow                                           --
  Increase in deferred revenue                                   244,020
  Increase in amounts due to officer                             132,000
  Increase in accounts payable and accrued expenses               17,822
                                                             -----------
Net cash (used in) operating activities                         (420,729)
                                                             -----------

Cash flows from investing  activities:
  Acquisition of property and equipment                           (9,364)
                                                             -----------
Net cash (used in) investing activities                           (9,364)
                                                             -----------

Cash flows from financing activities:
  Repayment of long term debt                                     (9,163)
  Increase in cash - escrow                                           --
  Capital contributions                                           41,211
  Increase in deferred offering costs                            (89,865)
  Proceeds from amounts due to affiliate                         327,446
  Proceeds from notes payable - officer                          192,153
                                                             -----------
Net cash provided by financing activities                        461,782
                                                             -----------

Net increase in cash                                              31,689

Beginning - cash balance                                          53,722
                                                             -----------

Ending - cash balance                                        $    85,411
                                                             ===========

Supplemental cash flow information:
  Cash paid for income taxes                                 $        --
  Cash paid for interest                                     $        --

Non cash investing and financing activities:
  Deferred offering costs paid from cash - escrow            $        --


            See the accompanying notes to the financial statements.

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

The Company was incorporated on October 26, 1999 in the State of Florida and is in the business of marketing and distributing nutritional products. The Company was in the development stage through December 31, 2000.

The Company had been a wholly owned subsidiary of Nutrition Superstores.com, Inc. ("Parent"). During February 2001 the Company agreed to issue to its Parent 2,898,348 shares of common stock and 440,416 shares of preferred stock. The issuance was conditioned upon the Parent's approval of a spin off of the Company to the shareholders of the Parent, which was also approved in February 2001 (See
Note 5).

REVENUE RECOGNITION

The Company recognizes revenue when its products are shipped or services are provided.

PRODUCT DEVELOPMENT COSTS

The Company's web site will comprise multiple features and offerings that are currently under development, and it is anticipated that the offerings will require future development and refinement. In connection with the development of its products, the Company will incur external costs for hardware, software, and consulting services, and internal costs for payroll and related expenses of its technology employees directly involved in the development. All hardware costs will be capitalized. Purchased software costs will be capitalized in accordance with Statement of Position 98-1 Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. All other costs will be reviewed for determination of whether capitalization or expense as product development cost is appropriate.

INVENTORY

Inventory, which consists principally of finished goods, is stated at the lower of cost or market using the first-in, first-out method.

PROPERTY, EQUIPMENT AND DEPRECIATION

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the following estimated useful lives:

                                                          Years
                                                          -----
           Equipment                                        5
           Furniture and Fixtures                           5
           Automotive Equipment                             5


CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

ADVERTISING COSTS

The Company expenses all costs of advertising as incurred. Advertising costs included in selling, general and administrative expenses aggregated $77,877 during 2001.

FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable and accrued expenses and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the Company's long-term debt is estimated based upon the quoted market prices for the same or similar issues or on the current rates available to the Company for debt of the same remaining maturities.

LONG LIVED ASSETS

The carrying value of long lived assets is reviewed on a regular basis for the existence of facts and circumstances that suggest impairment. To date, no such impairment has been indicated. Should there be an impairment in the future, the Company will measure the amount of the impairment based on the undiscounted expected future cash flows from the impaired assets.

NET INCOME (LOSS) PER COMMON SHARE

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods when they are anti dilutive common stock equivalents, if any, are not considered in the computation.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

SEGMENT INFORMATION

The Company follows SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information." Certain information is disclosed, per SFAS No. 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

INCOME TAXES

The Company follows SFAS 109, "Accounting for Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

DEFERRED OFFERING COSTS

The Company defers costs associated with the raising of capital until such time as the offering is completed, at which time the costs are charged against the capital raised. Should the offering be terminated the costs are charged to operations during the period when the offering is terminated.

STOCK BASED COMPENSATION

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation." The provisions of SFAS No. 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board (APB) Opinion 25, "Accounting for Stock Issued to Employees" but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

RECENT PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for the year beginning January 1, 2002; however certain provisions of that Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS 142. The Company does not believe the adoption of these standards will have a material impact on the Company's financial statements.

In July 2001, the FASB issued SFAS 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

In August 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The provisions of the statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 2. BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses during the year ended December 31, 2001 of $964,913. In addition, the Company has a working capital deficit of $852,337 and a stockholders' deficit of $802,594 at December 31, 2001.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and the achievement of profitable operations. The Company is in the process of attempting to raise additional equity capital through a private placement.

The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2001:

                    Furniture and fixtures                     $    8,031
                    Equipment                                      31,749
                    Automotive equipment                           23,472
                                                               ----------
                                                                   63,252
                    Less: accumulated depreciation                 23,509
                                                               ----------
                                                               $   39,743
                                                               ==========

Depreciation expense charged to operations was $11,534 during 2001.

NOTE 4. NOTES PAYABLE - OFFICER

At December 31, 2001 notes payable - officer consisted of the following:

                     Notes payable with interest at 5% per annum,
                     due on demand or if demand is not made,
                     on December 31, 2002                           $  192,153

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 5. STOCKHOLDERS' (DEFICIT)

On September 26, 2000 the Company amended its Articles of Incorporation to authorize 10,000,000 shares of $.001 par value preferred stock and 40,000,000 shares of $.001 par value common stock.

PREFERRED STOCK

The Board of directors has authorized the issuance of 1,000,000 shares of $.001 par value convertible preferred stock designated as Series A. Commencing on June 1, 2001 the holders of Series A shall be entitled to an 8.75% annual non-cumulative dividend in cash or at the option of the Company shares of the Company's common stock. Each share of Series A shall be convertible into common stock at the conversion price of 1/3 of the initial public offering price of the Company's common stock, provided however, that in the event the Company does not complete a public offering the Series A will be convertible at $5 per share but only at the expiration date of the Series A on May 31, 2004.

SHARE ISSUANCES

During February 2001 in exchange for the 100,000 common shares held by the Parent the Company agreed to issue to its Parent 2,898,348 shares of common stock and 440,416 shares of preferred stock. The issuance was conditioned upon the Parent's approval of a spin off of the Company to the shareholders of the Parent, which was approved in February 2001. All share and per share amounts have been retroactively restated to reflect this issuance.

During the year ended December 31, 2001 the Parent contributed $41,211 to the capital of the Company.

During January 2001 the Company adopted an employee stock option plan and allocated 500,000 common shares to the plan.

During February 2001 the Company filed a Form 1-A Regulation A Offering Statement to sell a minimum of 166,667 shares and a maximum of 1,666,666 shares of its common stock at an offering price of $3 per share. This offering was withdrawn during January 2002. No shares were sold pursuant to this offering and the Company charged $115,640 of deferred offering costs related to the offering to operations during 2001.

STOCK BASED COMPENSATION

The Company agreed to issue options to purchase 27,500 shares of common stock at an exercise price of $2.00 per share and options to purchase 35,000 shares at an exercise price of $5.00 per share.

The Company accounts for stock-based compensation plans by applying APB 25 and related Interpretations. Under APB 25, because the exercise price of the Company's employee stock options approximates or exceeds the market price of the underlying stock at the date of grant, no compensation cost is recognized.

SFAS 123 requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS 123. The fair value of the option grants is estimated on the date of grant utilizing the minimum value method with the following weighted average assumptions for grants during the year ended December 31, 2001: expected life of options of 10 years, expected volatility of 0%, risk-free interest rate of 1.5% and no dividend yield. The weighted average fair value at the date of grant for options granted during the year ended December 31, 2001 was $0.00. These results may not be representative of those to be expected in future years.

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

Under the provisions of SFAS 123, the Company's net (loss) and (loss) per share would not have been effected.

A summary of stock option activity is as follows:

                                                                           Number          Weighted-average   Weighted-average
                                                                         of shares          exercise price       fair value

Balance at December 31, 2000                                               35,000              $     5.00         $       -
Granted at above market value                                              27,750                    2.00                 -
                                                                           ------              ----------         ---------
Balance at December 31, 2001                                               62,750              $     3.65         $       -
                                                                           ======              ==========         =========

The following table summarizes information about fixed-price stock options at December 31, 2001:

                                                              Outstanding                               Exercisable
                                                              -----------                               -----------
                                                 Weighted-Average     Weighted-Average                          Weighted-Average
Exercise Price            Number Outstanding     Contractual Life      Exercise Price     Number Exercisable     Exercise Price
--------------            ------------------     ----------------      --------------     ------------------     --------------

$5.00                            35,000               9 years               $5.00                27,000               $5.00
$2.00                            27,750              10 years               $2.00                     -               $2.00

NOTE 6. INCOME TAXES

The Company accounts for income taxes under SFAS 109, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for all periods presented are as follows:

                    Income tax provision at the federal statutory rate    34 %
                    Effect of operating losses                           (34)%
                                                                         ---
                                                                           -
                                                                         ===

As of December 31, 2001, the Company has a net operating loss carryforward of approximately $3,500,000, which will be available to offset future taxable income. If not used, these carryforwards will expire in 2019 2020 and 2021. The deferred tax asset relating to the operating loss carryforward of approximately $1,200,000 has been fully reserved at December 31, 2001.


NOTE 7. COMMITMENTS AND CONTINGENCIES

EMPLOYMENT CONTRACT

During January 2001 the Company entered into an employment contract with its vice president of marketing, which provides for a salary of $80,000 for 2001 and $125,000 in 2002, and 10,000 options to purchase the Company's common stock (see
Note 5). The contract may be terminated upon 90 days notice.

PRODUCT DISTRIBUTION AGREEMENT

During November 2001 the Company entered into a three year exclusive agreement for distribution of substantially all of its products to the mass retail outlets in the United States, Puerto Rica, Guam and the U.S. Virgin Islands. This agreement is renewable for a one year period provided that the distributor purchases at least $4,000,000 in product during the final year of the initial three year term and for additional one year periods provided that the distributor purchases at least $4,000,000 in product adjusted for price increases by the Company during the proceeding one year term. In addition, the Company has agreed to issue three year warrants to purchase its common stock should the distributor pre pay for an order. For each advance payment the Company will issue the number of warrants determined by multiplying the amount of the advance by 7.5% and dividing by 4 and then dividing by the exercise price of the warrants. The resulting number will then be multiplied by 150%. The exercise price of the warrants is $1.50. During December 2001 the distributor prepaid an order in the amount of $224,020 and received 4,576 warrants, which expire during December 2004. In conjunction with this order the Company advanced its supplier $64,800 for product to be delivered to the distributor. Had the Company computed the value of the warrants issued in accordance with the provisions of SFAS No. 123 there would be no change in the reported net loss or loss per share.

                   PHYSICIANS NUTRACEUTICAL LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

OTHER

During August 2000 the Company entered into an agreement with International Monetary Group, Inc. ("IMG") whereby the Company engaged IMG to act as a financial advisor and to make introductions to licensed broker-dealers, in the Company's efforts to sell up to 1,000,000 shares of common stock at an amount of up to $5,000,000. This agreement was voided during April 2001 and replaced with a new agreement whereby the Company engaged IMG to act as a financial advisor and to make introductions to licensed broker-dealers, in the Company's efforts to sell up to 1,666,666 shares of common stock at an amount of up to $5,000,000.

As compensation IMG is to receive a fee of $200,000 upon acceptance of the funding from sources introduced by IMG. The Company expensed approximately $200,000 in conjunction with this agreement for offering costs and other operating expenses. The agreement expires in April 2002 and it is the Company's intent not to renew it. The Company has charged the offering costs related to this attempted funding to operations during 2001 (see Note 5).

During December 2001 the Company entered into a one year financial advisory agreement whereby the financial advisor agreed to provide the Company with financial consulting services and assist the Company in obtaining capital funding. In exchange for these services the Company agreed to pay a fee aggregating $55,000 and in the event of a financing for the Company by the financial advisor, an additional mutually agreed upon fee. Should the financial advisor introduce the Company to another entity which completes a capital funding the Company agreed to pay a finders fee as follows:

                    5% of the amount up to $1,000,000
                    4% of the amount between $1,000,000 and $2,000,000
                    3% of the amount between $2,000,000 and $3,000,000
                    2% of the amount between $3,000,000 and $4,000,000
                    1% of the amount in excess of $4,000,000

In conjunction with this agreement the Company paid the financial advisor $10,000 during 2001, which has been recorded as deferred offering costs in the accompanying financial statements.

NOTE 8. RELATED PARTY TRANSACTIONS

Through December 31, 2000 the Company had no significant revenue generating operations. and substantially all of the Company's operations were funded by the Parent and contributed to the Company's capital.

During 2001 the Company's president was not paid the salary due to him aggregating $120,000. This amount is included in Amounts due to officer in the accompanying balance sheet.

In addition, during the year ended December 31, 2001 the Parent made working capital advances aggregating $327,446 to the Company. These amounts are included in Amounts due to affiliate in the accompanying balance sheet.

NOTE 9. CORRECTION OF AN ERROR

During March 2002 the Company determined that it had incorrectly recorded $112,701 as contributed capital from the Parent. This amount has been reclassified to Amounts due to affiliates in the accompanying financial statements. The adjustment had no effect on the net loss or net loss per share for the year ended December 31, 2001.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Bio-One's bylaws provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of our Company. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification,
(ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by Bio-One.

                    Securities and Exchange Commission Registration Fee                         $      350
                    Printing and Engraving Expenses                                             $    5,000
                    Accounting Fees and Expenses                                                $   20,000
                    Legal Fees and Expenses                                                     $   40,000
                    Miscellaneous                                                               $   19,650
                                                                                                ----------
                    TOTAL                                                                       $   85,000
                                                                                                ==========


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         In May 1998, prior to its acquisition of Crown, the Company sold 1,600,000 shares of its unrestricted common stock to seventy-two (72) investors for $16,000. Dale B. Finfrock, Jr., the Company's then current sole officer and director, received 279,960 of such shares. For such offering, the Company relied upon Section 3(b) of the Securities Act of 1933, as amended (the "Act"), Rule 504 of Regulation D promulgated thereunder ("Rule 504").

         In May 2000, the Company entered into the Share Exchange with Crown Enterprises. We issued 10,000,000 shares of its common stock to the shareholders of Crown for all of the issued and outstanding stock of Crown. As part of the exchange, Armand Dauplaise (the Company's current President and Chairman) ("Dauplaise") and Kevin Lockhart (the Company's Secretary at that time) ("Lockhart") each received 4,597,500 shares of the Company's Common Stock.

         In May 2000, we issued 100,000 shares of our restricted common stock to three (3) persons for their services to the Company in connection with the Share Exchange.

         In June 2000, we sold 40,000 shares of our restricted common stock to one (1) investor for $10,000.

         In July 2000, we sold 100,000 shares of our restricted common stock to one (1) investor for $25,000. The Company also issued a warrant to purchase an additional 400,000 shares of the Company's restricted common stock, which warrant was exercisable at a price of $0.25 per share. The Company received a total of $25,000 for the investment. The warrant has expired.

         In October 2000, we issued a total of 86,000 shares of its common stock to Bradley Kline, Melvin Correll and Glenna Correll. These shares were issued for services rendered. No contract exists. Richard Wilson, who received 60,000 of the shares, was inadvertently left off the list of Crown shareholders when the Share Exchange took place in May 2000.

         In November 2000, we sold 140,000 shares of our common stock to one (1) investor for $35,000. We also issued a warrant to purchase an additional 180,000 shares of the Company's common stock at an exercise price of $1.00 per share or eighty percent (80%) of the average bid price for the first three (3) weeks of public trading, whichever is lower. The warrants have expired.

         In December 2000, the Company executed a convertible promissory note in favor of Margaret Schrock in the principal amount of $25,000. The note was conducted to common stock in August 2001.

         In December 2000, the Company sold a total of 139,999 shares of its common stock to four (4) investors for a total of $34,999.99.

         In March 2001, the Company sold 400,000 and 100,000 shares of its common stock to John M. Moxen and Ohio Well Management, Inc., an Ohio corporation respectively for a total of $125,000. The Company issued warrants to purchase an additional 500,000 shares of the Company's common stock at an exercise price of $1.00 per share or eighty percent (80%) of the average bid price for the first three (3) weeks of public trading, whichever is lower. The warrants have expired.

         In April 2001, the Company issued 10,000 shares of its common stock to Curt Jones, who served as a financial consultant to the Company.

         In May 2001, the Company issued 100,000 shares of its common stock and a warrant to purchase an additional 100,000 shares of its common stock at an exercise price of $0.29 to Arthur Szatkowski for $25,000. The warrants expired June 22, 2002.

         In June 2001, the Company issued 10,000 shares of its common stock to Curt Jones, who served as a financial consultant to the Company.

         In June 2001, the Company issued 2,000 shares of its common stock to Charles A. Gaudio & MaryAnn Gaudio JTWROS for services in connection with production of the Company's website.

         In July 2001, the Company issued 285,624 shares and 31,735 shares of its restricted common stock to Irwin Newman and Jeffrey Gerstein respectively, in connection with a consulting agreement entered into between the Company and Mr. Newman.

         In August 2001, the Company issued 416,667 shares of its common stock to John M. Moxen upon the conversion of Mr. Moxen's promissory note dated May 25, 2001.

         In August 2001, the Company issued 50,000 shares of its common stock to each of Richard Friedman and Jeffrey Markowitz for services in connection with certain financial advisory services rendered to the Company.

         In August 2001, the Company issued 46,296 shares of its common stock to each of Gloria Burkholder, Julie Gingrich and Sherry Schrock upon the conversion of Margaret Schrock's promissory note dated December 5, 2000.

         In September 2001, the Company issued 100,000 shares of its common stock to Robert Gingras upon the exercise of a warrant to purchase shares of its common stock at an exercise price of $0.25 per share, for a cumulative purchase price of $25,000.

         In September 2001, the Company issued 90,000 shares of its common stock to the Margaret F. Schrock Family Trust upon the exercise of a warrant to purchase shares of its common stock at an exercise price of $0.29 per share, for a cumulative purchase price of $26,100.

         In November 2001 we issued the following shares:

                                                                              Number of
                  Name of Shareholder                                          Shares      Consideration
                  -------------------                                          ------      -------------
                  Robert Gingras                                               300,000      $75,000 Cash
                  Frank Clark                                                   23,936      Consulting
                  Richard Wexler                                                 5,000      Consulting
                  Steve Scott                                                    5,000      Consulting

         In August, 2002 we issued 1,478,261 shares in connection with the Equity Line of Credit. Cornell Capital Partners assigned all of the 1,478,261 shares of common stock it received as the $350,000 commitment fee under the Equity Line of Credit to 7 individuals as follows:


                     Name of Shareholder                                                Number of Shares
                     -------------------                                                ----------------
                     Howard Salamon                                                         147,826
                     Mark A. Angelo                                                         266,087
                     Robert Farrell                                                         266,087
                     Joseph Donahue                                                         266,087
                     Matthew Beckman                                                        266,087
                     Gerald Eicke                                                           133,043
                     George Kanakis                                                         133,044

         We also issued 43,759 shares to Westrock Advisors in connection with a placement agent agreement.

         In October 2002 we issued shares to the following individuals for consulting services:

                     Name of Shareholder                                                Number of Shares
                     -------------------                                                ----------------
                     Irwin Newman                                                            31,090
                     Jeffrey Gerstein                                                         3,450
                     Gary Whorle                                                             10,000

         In December 2002 we issued 110,000 shares to Roy Lerman for consulting services.

         During October 2002 to July 2003 we issued the following shares:

                   Name of Shareholder                                    Date Acquired      Number of Shares
                   -------------------                                    -------------      ----------------
                   Irwin Newman                                           01/03                    73,045
                   Jeffrey Gerstein                                       01/03                     8,115
                   Frank Clark                                            02/03                   179,105
                   Scott Sieck                                            02/03                   141,000

         The shares were issued for consulting services.

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 ACT"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Bio-One so as to make an informed investment decision. More specifically, Bio-One had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Bio-One's common stock.


ITEM 27.  INDEX TO EXHIBITS

Exhibit No.        Description                                          Location

3.(i).1            Articles of Incorporation of Bio-One Corporation     Incorporated by reference to the Company's
                   filed February 24, 1998                              Registration Statement filed on Form 10-SB filed
                                                                        November 3, 2000

3.(i).2            Certificate of Amendment of Articles of              Incorporated by reference to the Company's
                   Incorporation filed August 7, 2000                   Registration Statement filed on Form 10-SB filed
                                                                        November 3, 2000


Exhibit No.        Description                                          Location
3.(ii).1           Bylaws of Bio-One Corporation                        Incorporated by reference to the Company's
                                                                        Registration Statement filed on Form 10-SB filed
                                                                        November 3, 2000


5.1                Opinion re:  Legality                                *


10.1               Share Exchange Agreement between the Company and     Incorporated by reference to the Company's
                   Crown Enterprises                                    Registration Statement filed on Form 10-SB filed
                                                                        November 3, 2000
                   Dated May 20, 2000

10.2               Employment Agreement between the Company and         Incorporated by reference to the Company's
                   Armand Dauplaise dated May 30, 2000                  Registration Statement filed on Form 10-SB filed
                                                                        November 3, 2000


10.3               Equity Line of Credit Agreement between the          Provided herewith
                   Company and Capital Partners, LP dated July 25,
                   2002


10.4               Placement Agent Agreement between Bio-One            Incorporated by reference to the Company's Form
                   Corporation and Westrock Advisors                    SB-2 Registration Statement filed August 27, 2002

10.5               Registration Rights Agreement between Bio-One        Incorporated by reference to the Company's Form
                   Corporation and Cornell Capital Partners, LLP        SB-2 Registration Statement filed August 27, 2002

10.6               Escrow Agreement between Bio-One Corporation,        Incorporated by reference to the Company's Form
                   Cornell Capital Partners, L.P. Butler Gonzales LLP   SB-2 Registration Statement filed August 27, 2002
                   and Wachovia Bank, N.A.

10.7               Agreement between the Company and Kevin Lockhart     Incorporated by reference to the Company's
                   and General Release in connection with redemption    Form 8-K filed August 2, 2002
                   of shares and resignation as Board Member


10.8               Asset Purchase and Sale Agreement, dated             Provided herewith
                   September 11, 2003, by and between Bio-One
                   Corporation, PNLabs, Inc., and Physicians
                   Nutraceutical Laboratories, Inc.

10.9               Term Sheet between Investors Corporation             **
                   and Bio-One Corporation

10.10              Financial Consulting Agreement, dated June 20,       **
                   2003 by and between Bio-One Corporation
                   and Health Business Partners LLC


23.1               Consent of Kirkpatrick & Lockhart LLP                *


23.2               Consent of Parks, Tschopp, Whitcomb & Orr, P.A.      Provided herewith


23.3               Consent of Stark Winter Schenkein & Co., LLP         Provided herewith






_____________________


* Included in Amendment No.2 to Form SB-2 filed with the Commission on October 14, 2003

** Included in Amendment No. 1 to Form SB-2 filed with the Commission on September 16, 2003

ITEM 28.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "ACT");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities that remains unsold at the end of the offering. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Winter Springs, Florida, December 2, 2003.

                                   BIO-ONE CORPORATION


                                   By:      /s/ Armand Dauplaise
                                            --------------------
                                   Name:    Armand Dauplaise
                                   Title:   President, Chief Executive Officer,
                                            Principal Accounting Officer and
                                            Director